                                                                  EXHIBIT 4.2

                  AMENDED AND RESTATED SERIES 1997-2 SUPPLEMENT


                            dated as of June 20, 2001
                                     to the


                       AMENDED AND RESTATED BASE INDENTURE
                          dated as of December 1, 1996


                                      among


                        TEAM FLEET FINANCING CORPORATION,
                                   the Issuer


                               BUDGET GROUP, INC.
                                  the Servicer


                               BUDGET GROUP, INC.,
                             the Team Interestholder


                             BANKERS TRUST COMPANY,
                                   the Trustee

                                TABLE OF CONTENTS

                                                                           Page
                                                                           -----


                                   ARTICLE I.

                                   DESIGNATION



                                   ARTICLE II.

                                   DEFINITIONS

Section 2.1  Incorporation of Schedule 1, Etc.................................2
Section 2.2  Defined Terms....................................................2


                                  ARTICLE III.

                           SECURITY; REPORTS; COVENANT

Section 3.1  Grant of Security Interest......................................25
Section 3.2  Reports.........................................................27
Section 3.3  Auction Acquired Vehicles.......................................27
Section 3.4  Series 1997-2 Minimum Non-Repurchase Credit Support Percentage..27
Section 3.5  Series 1997-2 Hedge Agreement...................................27


                                   ARTICLE IV.

                 INITIAL ISSUANCE AND INCREASES AND DECREASES OF
              SERIES 1997-2 INVESTED AMOUNT OF SERIES 1997-2 NOTES

Section 4.1  Issuance in Definitive Form.....................................27
Section 4.2  Procedure for Increasing the Invested Amount....................28
Section 4.3  Decreases.......................................................30


                                   ARTICLE V.

                            SERIES 1997-2 ALLOCATIONS

Section 5.1  Establishment of Series 1997-2 Collection Account and
             Series 1997-2 Accrued Interest Account..........................30
Section 5.2  Allocations with respect to the Series 1997-2 Notes.............31
Section 5.3  Monthly Payments from the Series 1997-2 Accrued
              Interest Account...............................................37
Section 5.4  Payment of Note Interest........................................38
Section 5.5  Payment of Note Principal.......................................39
Section 5.6  Servicer's or Budget's Failure to Make a Deposit or Payment.....40
Section 5.7  Series 1997-2 Distribution Account..............................40


                                        i


Section 5.8  Allocation of Certain Amounts to Interest.......................41
Section 5.9  Draw on Letter of Credit........................................41
Section 5.10 Draw on the Subordinated Note and the Demand Note...............42
Section 5.11 Letter of Credit Termination Demand.............................43
Section 5.12 Conversion......................................................44
Section 5.13 The Cash Collateral Account.....................................44
Section 5.14 Notices of Increase or Decrease of Amount of Letter of Credit...46


                                   ARTICLE VI.

                      RIGHT TO WAIVE PURCHASE RESTRICTIONS

Section 6.1  Request for Waiver..............................................46
Section 6.2  Consents........................................................47


                                  ARTICLE VII.

                               AMORTIZATION EVENTS



                                  ARTICLE VIII.

                                     GENERAL


Schedule 1 - Maximum Manufacturer Percentages

Exhibit A. - Form of Series 1997-2 Note
Exhibit B. - Form of Consent
Exhibit C. - Form of Notice of Series 1997-2 Lease Payment Deficit
Exhibit D. - List of Approved Manufacturers

         This Amended and Restated Series 1997-2 Supplement, dated as of June 20, 2001 (this "Supplement"), among Team Fleet Financing Corporation, a Delaware corporation ("TFFC" or the "Issuer"), Budget Group, Inc. ("Budget"), a Delaware corporation formerly known as Team Rental Group, Inc. ("Team"), as the Servicer (in such capacity, the "Servicer"), Budget, as the holder of the Team Interest (in such capacity, the "Team Interestholder"), Bankers Trust Company, a banking corporation organized and existing under the laws of the State of New York, as Trustee (the "Trustee"), under the Amended and Restated Base Indenture, dated as of December 1, 1996, among TFFC, Team and the Trustee (as amended, supplemented or otherwise modified from time to time, exclusive of Supplements creating a new Series of Notes, the "Base Indenture") amends and restates the Series 1997-2 Supplement to the Base Indenture originally dated April 29, 1997, as amended and supplemented by the Supplement No. 1 thereto, dated August 30, 1999, the Supplement No. 2 thereto, dated as of April 25, 2000, and the Supplement No. 2 [sic], dated as of March 30, 2001 (collectively, the "Original Series Supplement").

                              PRELIMINARY STATEMENT

         WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that TFFC, the Servicer and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes.

         WHEREAS, all conditions precedent as set forth in such Sections with respect to entering into a supplement to the Base Indenture have been satisfied.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.

                                  DESIGNATION

         There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Supplement and such Series of Notes (as defined below) shall be designated generally as Variable Funding Rental Car Asset Backed Notes, Series 1997-2. The Series 1997-2 Notes shall be issued in one class and are referred to as the "Series 1997-2 Notes".

         The proceeds from the sale of the Series 1997-2 Notes shall be deposited in the Series 1997-2 Collection Account and the proceeds of Increases in respect thereof shall be available to TFFC and used to purchase or refinance Vehicles for leasing to the Lessees under the Series 1997-2 Lease. Any proceeds not so used to purchase Vehicles shall remain in the Series 1997-2 Collection Account for future application to purchase or refinance Series 1997-2 Vehicles or to prepay the Series 1997-2 Notes.

         The Series 1997-2 Notes are a Segregated Series of Notes (as more fully described in the Base Indenture). All references in this Supplement to "all" Series of Notes (and all references in this Supplement to terms defined in the Base Indenture that contain references to "all" Series of Notes) shall refer to all Series of Notes other than Segregated Series of Notes.

                                  ARTICLE II.

                                 DEFINITIONS

         Section 2.1. Incorporation of Schedule 1, Etc. All capitalized terms not otherwise defined herein shall have the meaning set forth therefor in
Schedule 1 to the Base Indenture or in Annex A to the Liquidity Agreement. All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 1997-2 Notes and not to any other Series of Notes issued by TFFC.

         Section 2.2. Defined Terms. The following words and phrases shall have the following meanings with respect to the Series 1997-2 Notes and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

         "Additional Fees" means, with respect to any Series 1997-2 Interest Period, the aggregate amount of fees, if any, under the Note Purchase Agreement which have accrued during such Series 1997-2 Interest Accrual Period and which are payable by TFFC in respect of the Series 1997-2 Notes, in each case solely to the extent such fees are not included in the calculation of the Series 1997-2 Note Rate for any Series 1997-2 Interest Accrual Period.

         "Additional Overcollateralization Amount" means, with respect to the Series 1997-2 Notes on any date, a dollar amount equal to the excess of (a) a dollar amount equal to (i) the Series 1997-2 Invested Amount as of such day divided by (ii) 100% minus the Overcollateralization Enhancement Percentage as of such day over (b) the sum of (i) the Series 1997-2 Invested Amount as of such day and (ii) the product of (x) the Overcollateralization Enhancement Percentage and (y) the Series 1997-2 Invested Amount as of such day.

         "Aggregate Interest Expense" means the aggregate consolidated gross interest expense of Budget and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP, including (i) commitment fees paid or owed with respect to the issuance or maintenance of contingent liabilities (including letters of credit), which, in accordance with GAAP, would be included as interest expense, (iii) net costs or benefits under hedging arrangements and
(iv) the portion of any payments made in respect of Capitalized Lease Liabilities of Budget and its Consolidated Subsidiaries allocable to interest expense, but excluding the amortization of debt issuance costs and other financing expenses incurred in connection with the Transaction (provided that, in the event any such period would include a Pre-Acquisition Period, such gross interest expense for such Pre-Acquisition Period would equal the sum of (A) in the event such Pre-Acquisition Period would include the fiscal quarter ending December 31, 1996, $31,053,000 plus (B) gross interest expense for the remainder of such Pre-Acquisition Period (or, if the preceding clause (A) is not applicable, for the entirety of such Pre-Acquisition Period) determined on a pro forma basis after giving effect to consummation of the Transaction in a manner consistent with the pro forma financial statements referred to in the Credit Agreement.

         "Aggregate Principal Balance" means, for any date of determination the aggregate unpaid principal amount of the Outstanding Series 1997-2 Notes as of such date.

         "Base Amount" means, as of any date of determination, the sum of the Net Book Values of all Financed Vehicles leased under the Financing Lease as of such date, each such Net Book Value calculated as of the first day contained within both the calendar month in which such date of determination occurs and the Vehicle term for the related Financed Vehicle, plus all accrued and unpaid Monthly Base Rent thereunder as of such date.

         "Base Indenture" has the meaning set forth in the preamble.

         "Budget Funding" means Budget Funding Corporation, a Delaware corporation, and any successor thereto.

         "Capitalized Lease Liabilities" means all monetary obligations of Budget or any of its Consolidated Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Series Supplement and each other Related Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and, with respect to any such leasing or similar arrangement, the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "Carryover Controlled Amortization Amount" means with respect to the Series 1997-2 Notes for any Related Month during the Controlled Amortization Period, (i) the excess, if any, of the Controlled Distribution Amount payable on the Distribution Date occurring in the Related Month over the principal amount distributed on such Distribution Date with respect to the Series 1997-2 Notes pursuant to Section 5.5, plus (ii) the unpaid amount, if any, of the Carryover Controlled Amortization Amount for the previous Related Month; provided, however, that for the first Related Month in the Series 1997-2 Controlled Amortization Period, the Carryover Controlled Amortization Amount shall be zero.

         "Carryover Controlled Liquidity Amortization Amount" means with respect to the Series 1997-2 Notes for any Related Month during the Series 1997-2 Controlled Liquidity Amortization Period, (i) the excess, if any, of the Controlled Liquidity Distribution Amount payable on the Distribution Date occurring with respect to the Related Month over the principal amount distributed on such Distribution Date with respect to the Series 1997-2 Notes pursuant to Section 5.5, plus (ii) the unpaid amount, if any, of the Carryover Controlled Liquidity Amortization Amount for the previous Related Month; provided, however, that for the first Related Month in the Series 1997-2 Controlled Liquidity Amortization Period, the Carryover Controlled Liquidity Amortization Amount shall be zero.

         "Cash Collateral Account" has the meaning specified in Section 5.11(a).

         "Cash Collateral Account Surplus" means, as of any date of determination subsequent to the establishment and funding of the Cash Collateral Account pursuant to Section 5.11, the amount, if any, by which the Letter of Credit Amount exceeds the Required Letter of Credit Amount.

         "Cash Flow" means for any applicable period, the Net Income of Budget and its Consolidated Subsidiaries plus amounts (without duplication) that have been deducted in determining Net Income for income tax expense, depreciation of plant and equipment, Aggregate Interest Expense, amortization of Indebtedness discount and Indebtedness issuance costs and amortization of capitalized acquisition transaction costs.

         "Casualty Payment" has the meaning specified in Section 6 of the Series 1997-2 Lease.

         "Certificate of Credit Demand" means a certificate in the form of Annex A to the Letter of Credit.

         "Certificate of Liquidity Demand" means a certificate in the form of Annex B to the Letter of Credit.

         "Certificate of Termination Demand" means a certificate in the form of Annex C to the Letter of Credit.

         "Change of Percentage Notice" has the meaning set forth in Section 6.1 of this Supplement.

         "Collateral" means the Series 1997-2 Collateral and the Distribution Account Collateral.

         "Commercial Paper Notes" means the promissory notes of Budget Funding issued by Budget Funding in the commercial paper market pursuant to the Depositary Agreement.

         "Consent" has the meaning set forth in Section 6.l(c) of this Supplement.

         "Consent Period Expiration Date" has the meaning set forth in Section 6.1(c) of this Supplement.

         "Consolidated Subsidiary" means, at any time, with respect to Budget, any subsidiary or other entity the accounts of which would be consolidated with those of Budget, in its consolidated financial statements as of such time.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any person guarantees, endorses or otherwise becomes or is continently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other person. The amount of any person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "Controlled Distribution Amount" means, with respect to any Related Month during the Series 1997-2

Controlled Amortization Period, an amount equal to the sum of the Series 1997-2 Controlled Amortization Amount and any Carryover Controlled Amortization Amount for such Related Month.

         "Controlled Liquidity Distribution Amount" means, with respect to any Related Month during the Series 1997-2 Controlled Liquidity Amortization Period, an amount equal to the sum of the Series 1997-2 Controlled Liquidity Amortization Amount and any Carryover Controlled Liquidity Amortization Amount for such Related Month.

         "Credit Agreement" means the Amended and Restated Credit Agreement dated as of June 19, 1998 (amending and restating the Credit Agreement dated as of April 29, 1997) among Budget Group, Inc., as borrower, Credit Suisse First Boston, as syndication and administrative agent, and the institutions parties thereto as lenders, as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof.

         "Credit Draw" means a draw on the Letter of Credit pursuant to a Certificate of Credit Demand.

         "Daily Interest Amount" means, for any day in a Series 1997-2 Interest Period, an amount equal to (a) the product of (i) the Series 1997-2 Note Rate for such Series 1997-2 Interest Period and (ii) the Series 1997-2 Invested Amount as of the close of business on such date, divided by (b) 360.

         "Decrease" means a Voluntary Decrease or a Mandatory Decrease, as applicable.

         "Demand Note" means the demand note made by BRACC to TFFC which is payable by BRACC upon TFFC's demand.

         "Depositary Agreement" has the meaning specified in the Note Purchase Agreement.

         "Deposit Date" has the meaning specified in Section 5.2 of this Supplement.

         "Designated Amounts" has the meaning set forth in Section 6.1(b) of this Supplement.

         "Determination Date" means the second Business Day prior to each Distribution Date.

         "Disposition Proceeds" means the net proceeds (other than the portion of the Repurchase Price payable by the, related Manufacturer or Guaranteed Payments) from the sale or disposition of Series 1997-2 Vehicles to any Person, whether at auction or otherwise; provided, however, that Disposition Proceeds shall not include Termination Payments.

         "Distributions" means (i) contributions, loans or other distributions made by Budget to a profit sharing or pension plan not made in the ordinary course of the operation of such Plan and (ii) all fees, rents and other compensation or payments paid or made by Budget or its Subsidiaries to any stockholder of Budget except for such fees, rents or other compensation or payments paid or made in exchange for actual services rendered to Budget on an arm's length basis by such stockholder.

         "Distribution Date" means, with respect to the Series 1997-2 Notes, the 25th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing July 25, 2001, except that the Distribution Date in June, 2003 shall be June 18, 2003.

         "Dividends" has the meaning specified in Section 29.7 of the Series 1997-2 Lease.

         "EBITDA" means, for any applicable period, the sum for such period of

                           (a) Net Income (excluding therefrom (i) the effect of any non-cash gains (or non-cash losses), (ii) any write-up in the value of any asset, (iii) the income (or losses) of any person (other than Budget or any other Consolidated Subsidiary of Budget) in which Budget, or any of its Consolidated Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid in cash to (or the amount of contributions to capital actually made in cash by) Budget or any of its Consolidated Subsidiaries by (or in) such person during such period, (iv) except where the provisions hereof expressly require a pro forma determination, the income (or loss) of any person accrued prior to the date it becomes a Consolidated Subsidiary of Budget or is merged into or consolidated with Budget or any of its Consolidated Subsidiaries or the date that such other person's assets are acquired by Budget or any of its Consolidated Subsidiaries and
                  (v) the income of any Consolidated Subsidiary of Budget to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Subsidiary)

plus

                           (b) to the extent deducted in arriving at such Net Income, the sum, without duplication, of (i) Aggregate Interest Expense, plus (ii) taxes computed on the basis of income;

provided, however, that in the event any such period would include a Pre-Acquisition Period, EBITDA for such Pre-Acquisition Period would equal the sum of (i) in the event such Pre-Acquisition Period would include the fiscal quarter ending December 31, 1996, $120,617,000 plus (ii) EBITDA for the remainder of such Pre-Acquisition Period (or, if the preceding clause (i) is not applicable, for the entirety of such Pre-Acquisition Period) determined on a pro forma basis after giving effect to consummation of the Transaction in a manner consistent with the pro forma financial statements referred to in the Credit Agreement.

         "Eligible Credit Enhancer" means (a) a commercial bank having total assets in excess of $500,000,000, (b) a finance company, insurance company or other financial institution that in the ordinary course of business enters into transactions of a type similar to that entered into by the Letter of Credit Provider under the Letter of Credit Reimbursement Agreement and has total assets in excess of $200,000,000, and with respect to which providing or becoming an assignee of the obligations of the Letter of Credit Provider would not constitute a prohibited transaction under Section 4975 of ERISA and (c) any other financial institution, in each case reasonably satisfactory to Budget and TFFC having a short-term rating from Standard & Poor's and Moody's at least equal to A-1, or better, by Standard & Poor's and P-1 by Moody's; provided, however, that any Person who does not have either a short-term rating from Standard & Poor's or Moody's shall be deemed to have the required rating set forth above if such Rating Agency confirms in writing that such Person, if its short-term debt obligations were rated, would be assigned such required rating.

         "Eligible Manufacturer" means each Manufacturer listed on Exhibit D to this Supplement and any other Manufacturer that (a) has an Eligible Repurchase Program, (b) has been approved by the Enhancement Provider for the Series 1997-2 Notes; provided, however, that upon the occurrence of a Manufacturer Event of Default with respect to such Manufacturer, such Manufacturer shall no longer qualify as an Eligible Manufacturer;

         "Eligible Non-Repurchase Manufacturer" means each Manufacturer listed on Exhibit D to this Supplement and any other Manufacturer that has been approved by the Rating Agencies or with respect to the addition of which Rating Agency Confirmation has been obtained.

         "Eligible Non-Repurchase Vehicle" means any Non-Repurchase Vehicle, (a) which is owned by TFFC or (with respect to Financed Vehicles only) is owned by a Lessee, (b) the Manufacturer of which is an Eligible Non-Repurchase Manufacturer, and (c) with respect to which (i) the Trustee is noted as the first lienholder on the Certificate of Title therefor, (ii) the Certificate of Title has been submitted to the appropriate state authorities for such notation or (iii) the Lessee has commenced the process to note the lien of the Trustee on the Certificate of Title within the time period specified in the related Lease; provided, however, if the actions provided in clause (i) or (ii) are not sufficient in any state to cause the Trustee's Lien upon such Vehicles to be a perfected first lien, then in order for a Vehicle titled in such state to be an "Eligible Non-Repurchase Vehicle", such action as is required to cause the Trustee's Lien to be a perfected first Lien shall have been taken by the Servicer.

         "Eligible Repurchase Program" means, at any time, a Repurchase Program (as defined in this Supplement) offered by an Eligible Manufacturer and currently in effect (a) pursuant to which the Repurchase Price (or the price guaranteed to be received at an auction conducted by or within the requirements established by the Eligible Manufacturer) is at least equal to the Capitalized Cost of each vehicle, minus all Depreciation Charges accrued with respect to such Vehicle prior to the date that the vehicle is submitted for repurchase, minus Excess Mileage Charges, minus Excess Damage Charges and minus any other charges specified in such Repurchase Program, (b) that cannot be amended or terminated with respect to any Vehicle after the purchase of that Vehicle, and
(c) if such date of determination of eligibility is on or after May 29, 1997, the benefits of which have been collaterally assigned to the Trustee or to the Master Collateral Agent, pursuant to an Assignment Agreement acknowledged in writing by the related Manufacturer, and TFFC (and the Trustee on behalf of TFFC) has been provided (if such date of determination of eligibility is on or after May 29, 1997) with an opinion of counsel reasonably satisfactory to the Trustee that the Master Collateral Agent of behalf of the Trustee and TFFC can enforce the applicable Manufacturer's obligations thereunder; provided, however, that with respect to a Repurchase Program for any model year beginning with 1998 and thereafter, if the

Series 1997-2 Notes or the Commercial Paper Notes are then being rated by Standard & Poor's or Moody's, TFFC shall have received (i) confirmation by Standard & Poor's or Moody's, as the case may be, that the acquisition of Vehicles pursuant to such Repurchase Program will not result in the reduction or withdrawal of any rating issued by Standard & Poor's or Moody's in respect of such Series of Notes or the Commercial Paper Notes, and (ii) if there is a major change to a Repurchase Program during a model year, Rating Agency Confirmation that the acquisition of Vehicles pursuant to such Repurchase Program will not result in a reduction or withdrawal of any rating issued by each Rating Agency in respect of such Series of Notes or the Commercial Paper Notes.

         "Eligible Repurchase Vehicle" means any automobile, van or light truck
(a) which at the time of purchase or financing by TFFC is eligible under an Eligible Repurchase Program, (b) which is owned by TFFC or (with respect to Financed Vehicles only) is owned by a Lessee, and (c) with respect to which either (i) the Trustee is noted as the first lienholder on the Certificate of Title therefor or (ii) the Certificate of Title has been submitted to the appropriate state authorities for such notation; provided, however, if the actions provided in clause (i) or (ii) are not sufficient in any state to cause the Trustee's Lien upon such Vehicles to be a perfected first Lien, then in order for a Vehicle titled in such state to be an "Eligible Repurchase Vehicle," such action as is required to cause the Trustee's Lien to be a perfected first Lien shall have been taken by the Servicer.

         "Enhancement Percentage" means (for purposes of determining the Series 1997-2 Required Asset Amount) on any day, a percentage equal to the sum of (i) 20.50% times the Series 1997-2 Non-Repurchase Percentage on such day plus (ii) 16.00% times the Series 1997-2 Segregated Repurchase Percentage on such day, plus (iii) 21.00% times the Series 1997-2 Truck Percentage on such day.

         "Excluded Payments" means the following amounts payable to TFFC pursuant to the Repurchase Programs: (i) all incentive payments payable to TFFC to purchase Vehicles under the Repurchase Programs, (ii) all amounts payable to TFFC as compensation for the preparation by TFFC of newly delivered Vehicles under the Repurchase Programs and (iii) all amounts payable to TFFC in reimbursement for warranty work performed by TFFC on the Vehicles under the Repurchase Programs.

         "Expected Final Distribution Date" means the Distribution Date occurring in the 13th (thirteenth) calendar month following the commencement of the Series 1997-2 Controlled Amortization Period.

         "Finance Lease" has the meaning specified in Annex B to the Series 1997-2 Lease.

         "Financed Vehicle" means an Eligible Repurchase Vehicle, or Eligible Non-Repurchase Vehicle that is (a) a Texas Vehicle or (b) a Hawaii Vehicle.

         "Hawaii Vehicle" means an Eligible Repurchase Vehicle, or Eligible Non-Repurchase Vehicle acquired on or after the Lease Commencement Date for lease in the State of Hawaii.

         "Hedge Counterparty" means the entity under a Series 1997-2 Hedge Agreement that is obligated to make payments to the Trustee.

         "Increase" has the meaning specified in Section 4.2(a) of this Supplement.

         "Increase Date" means the date on which an Increase occurs.

         "Indebtedness" of any person means, without duplication:

         (a) all obligations of such person for borrowed money and all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

         (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such person;

         (c) all obligations of such persons as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

         (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such person as of the date at which Indebtedness is to be determined;

         (e) net liabilities of such person under all hedging obligations;

         (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a lien on property owned or being purchased by such person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such person or is limited in recourse;

         (g) redeemable capital stock; and

         (h) all Contingent Liabilities of such person in respect of any of the foregoing.

         "Initial Invested Amount" means the aggregate initial principal amount of the Series 1997-2 Notes, which is $522,349,191.08.

         Interest Coverage Ratio" means, at the end of any fiscal quarter of Budget, the ratio of

         (a) EBITDA for the four consecutive fiscal quarters ending on the last day of such fiscal quarter to

         (b) Aggregate Interest Expense for the four consecutive fiscal quarters ending on the last day of such fiscal quarter.

         "Interest Reset Date" means the first day of the applicable Series 1997-2 Interest Period.

         "Investor Monthly Servicing Fee" means, on any Distribution Date, 1/12th of 1% of the Series 1997-2 Invested Amount as of the preceding Distribution Date (or the Series 1997-2 Issuance Date, in the case of the initial Distribution Date).

         "Late Return Payment" has the meaning specified in Section 12 of the Series 1997-2 Lease.

         "L/C Percentage" means, with respect to the Series 1997-2 Notes on any day, the percentage equivalent of a fraction, (a) the numerator of which is the Letter of Credit Amount on such date and (b) the denominator of which is the Series 1997-2 Invested Amount on such date.

         "Lease Collateral" has the meaning specified in Section 2(b) of the Series 1997-2 Lease.

         "Lessor-Owned Vehicle" means any Eligible Repurchase Vehicle, Eligible Non-Repurchase Vehicle or Series 1997-2 Truck, other than a Financed Vehicle, that is acquired by TFFC and leased by TFFC to any of the Lessees under the Operating Lease.

         "Letter of Credit" means the irrevocable letter of credit issued by the Letter of Credit Provider in favor of the Co-Trustee for the benefit of the Series 1997-2 Noteholders pursuant to the Letter of Credit Reimbursement Agreement.

         "Letter of Credit Amount" means, as of any date of determination, the amount (a) available to be drawn on such date under the Letter of Credit or converted to Credit Draws from an LOC Liquidity Disbursement, as specified in the Letter of Credit or (b) if the Cash Collateral Account has been established and funded pursuant to Section 5.11, the amount on deposit in the Cash Collateral Account, including investments of funds on deposit therein on such date.

         "Letter of Credit Expiration Date" means the date the Letter of Credit expires as specified in the Letter of Credit, as such date may be extended in accordance with the terms of such Letter of Credit.

         "Letter of Credit Provider" means Credit Suisse First Boston and any permitted successors or assigns.

         "Letter of Credit Reimbursement Agreement" shall have the meaning set forth therefor in Annex A to the Liquidity Agreement.

         "Letter of Credit Reimbursement Obligations" means the obligations of Budget Rent a Car Corporation, pursuant to Section 2.3(a) of the Letter of Credit Reimbursement Agreement, to reimburse the Letter of Credit Provider for Credit Draws under the Letter of Credit.

         "Liquidity Agent" has the meaning specified in the Note Purchase Agreement.

         "Liquidity Agreement" means the Liquidity Agreement dated as of April 29, 1997 among Budget Funding, certain financial institutions party thereto as liquidity lenders and Deutsche Bank AG, as liquidity agent, as such agreement may be amended, modified and supplemented in accordance with its terms.

         "Liquidity Amount" means, with respect to any date of determination, an amount equal to the product of 3.5% times the Series 1997-2 Invested Amount outstanding as of such date.

         "Losses" means, on any date of determination, the sum of all Series 1997-2 Non-Repurchase Losses and Series 1997-2 Repurchase Losses.

         "Mandatory Decrease" has the meaning specified in Section 4.3(a).

         "Master Collateral Agent" means First National Bank of Chicago, as master collateral agent under the Master Collateral Agreement dated as of June 1, 1994 among BRACC, Budget Funding, Ford Motor Credit Corporation, The Bank of New York and certain other financing sources and beneficiaries as parties thereto.

         "Maximum Lease Commitment" means, on any date of determination, the sum of (i) the maximum face amount of the Series 1997-2 Notes, plus (ii) the Series 1997-2 Available Subordinated Amount on such date, plus the aggregate Net Book Values of all Series 1997-2 Vehicles leased under the Series 1997-2 Lease as of such date which were acquired, financed, or refinanced with funds other than proceeds of Series 1997-2 Notes or the Series 1997-2 Available Subordinated Amount, plus (iv) any amounts held in the Team Distribution Account that TFFC commits on or prior to such date to invest in new Series 1997-2 Vehicles (as evidenced by an Officer's Certificate of TFFC) in accordance with the terms of the Series 1997-2 Lease and the Indenture.

         "Maximum Manufacturer Percentage" means, with respect to any Eligible Manufacturer, the percentage amount set forth in Schedule 1 to this Supplement (as such schedule, subject to Rating Agency Confirmation, may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof) specified for each Eligible Manufacturer with respect to Non-Repurchase Vehicles and Repurchase Vehicles, as applicable, which percentage amount represents the maximum percentage of Eligible Vehicles which are permitted under the Series 1997-2 Lease to be Non-Repurchase Vehicles or Repurchase Vehicles, as the case may be, manufactured by such Manufacturer.

         "Maximum Non-Repurchase Percentage" means, with respect to Series 1997-2 Non-Repurchase Vehicles and Series 1997-2 Trucks, twenty-five percent (25%) of the Series 1997-2 Maximum Invested Amount or such other percentage amount agreed upon by the Lessor and the Lessees, subject to Rating Agency Confirmation and the consent provisions of Section 6.1 of this Supplement.

         "Mazda" means Mazda Motor Corporation.

         "Measurement Month" with respect to any date, means each calendar month, or the smallest number of consecutive calendar months, preceding such date in which (a) at least 250 Non-Repurchase Vehicles were sold at auction and
(b) at least one-twelfth of the aggregate Net Book Value of the Non-Repurchase Vehicles as of the last day of such calendar month or consecutive calendar months were sold at auction; provided, however, that no calendar month included in a Measurement Month shall be included in any other Measurement Month.

         "Measurement Month Average" means, with respect to any Measurement Month, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds and Termination Payments of all Non-Repurchase Vehicles sold at auction or otherwise during such Measurement Month and the denominator of which is the aggregate Net Book Value of such Vehicles on the dates of their respective sales.

         "Minimum Non-Repurchase Credit Support Amount" means, with respect to the Series 1997-2 Notes on any day, the product of (x) the Series 1997-2 Minimum Non-Repurchase Credit

Support Percentage times (y) a dollar amount equal to the product of (1) the Series 1997-2 Invested Amount as of such date, minus the aggregate amount of cash and Permitted Investments in the Series 1997-2 Collection Account on such date and (2) the Series 1997-2 Non-Repurchase Percentage as of such date.

         "Minimum Repurchase Credit Support Amount" means, with respect to the Series 1997-2 Notes on any day, the product of (x) the Series 1997-2 Minimum Segregated Repurchase Credit Support Percentage, times (y) a dollar amount equal to the product of (1) the Series 1997-2 Invested Amount as of such date, minus the aggregate amount of cash and Permitted Investments in the Series 1997-2 Collection Account on such date and (2) the Series 1997-2 Segregated Repurchase Percentage as of such date.

         "Minimum Truck Credit Support Amount" means, with respect to the Series 1997-Notes on any day, the product of (x) the Series 1997-2 Minimum Truck Credit Support Percentage, times (y) a dollar amount equal to the product of (1) the Series 1997-2 Invested Amount as of such date, minus the aggregate amount of cash and Permitted Investments in the Series 1997-2 Collection Account on such date and (2) the Series 1997-2 Truck Percentage as of such date.

         "Monthly Principal Allocation" has the meaning specified in Section 5.5(a).

         "Monthly Supplemental Servicing Fee" means, on any Distribution Date, the product of the Supplemental Servicing Fee accrued on such date and a fraction, the numerator of which shall be the Series 1997-2 Invested Amount on such Distribution Date and the denominator of which shall be the sum of (x) the aggregate of the invested amounts for all outstanding Series of Notes on such Distribution Date plus (y) the Team Interest Amount and the available subordinated amounts, if any, for all Series.

         "Net Income" means, for any applicable period, the aggregate of all amounts which, in accordance with GAAP, would be included as net income (or net loss) on a consolidated statement of income of the parent and its Consolidated Subsidiaries for such period; provided, however, that, in the event any such period would include a Pre-Acquisition Period, Net Income for such Pre-Acquisition Period would equal the sum of (i) in the event such Pre-Acquisition Period would include the fiscal quarter ending December 31,1996, ($1,682,000) plus (ii) Net Income for the remainder of such Pre-Acquisition Period (or, if the preceding clause (i) is not applicable, for the entirety of such Pre-Acquisition Period) determined on a pro forma basis after giving effect to consummation of the Transaction in a manner consistent with the pro forma financial statements referred to in the Credit Agreement.

         "Net Book Value" means, with respect to any Vehicle being leased under the Series 1997-2 Lease (a) as of any date of determination during the period from the Vehicle Lease Commencement Date for such Vehicle to but excluding the Determination Date with respect to the Related Month in which such Vehicle Lease Commencement Date occurs (such Determination Date, the "Initial Determination Date" for such Vehicle), the Capitalized Cost of such Vehicle, (b) as of the Initial Determination Date for such Vehicle, (i) the Capitalized Cost for such Vehicle minus (ii) the aggregate Depreciation Charges accrued with respect to such Vehicle through the last day of the Related Month in which the Vehicle Lease Commencement Date for such Vehicle occurred, (c) as of any Determination Date after the Initial Determination

Date, (i) the Net Book Value of such Vehicle as calculated on the immediately preceding Determination Date minus (ii)the aggregate Depreciation Charges accrued with respect to such Vehicle during the Related Month (through the last day thereof), less, (d) if such Vehicle is a Series 1997-2 Non-Repurchase Vehicle or a Series 1997-2 Truck which was leased under the Series 1997-2 Lease on the last day of the Related Month, an amount equal to (i) the amount of Additional Base Rent, if any, paid (or, prior to the applicable Due Date, payable) on the Due Date immediately following such Related Month divided by
(ii) the number of Series 1997-2 Non-Repurchase Vehicles or Series 1997-2 Trucks leased under the Series 1997-2 Lease on the last day of the Related Month. After the Initial Determination Date, on any day which is not a Determination Date, the Net Book Value of a Vehicle shall be the Net Book Value calculated for such Vehicle on the most recent Determination Date.

         "Nissan" means Nissan Motor Co.

         "Non-Repurchase Maximum Term" has the meaning specified in Section 3.2 of the Series 1997-2 Lease.

         "Non-Repurchase Vehicle" means, with respect to the Series 1997-2 Notes, a passenger automobile, van or light duty truck which is not subject to an Eligible Repurchase Program at the time of its leasing under the Series 1997-2 Lease.

         "Note Interest Shortfall" with respect to the Series 1997-2 Notes, has the meaning specified in Section 5.4.

         "Note Purchase Agreement" means the Note Purchase Agreement dated as of April 29, 1997 among TFFC, Budget and Budget Funding, pursuant to which Budget Funding agrees to purchase the Series 1997-2 Notes from TFFC, subject to the terms and conditions set forth therein, or any successor agreement to such effect among TFFC, Budget and Budget Funding or its successor, as amended, supplemented or otherwise modified from time to time.

         "Operating Lease" has the meaning specified in Annex A to the Series 1997-2 Lease.

         "Overcollateralization Enhancement Percentage" means, as of any day, the excess of the (a) Weighted Average Credit Support Percentage as of such day over (b) the L/C Percentage as of such day.

         "Permitted Investments" means negotiable instruments or securities maturing on or before the related Distribution Date represented by instruments in bearer or registered or in book entry form which evidence (i) obligations the full and timely payment of which is to be made by or is fully guaranteed by the United States of America; (ii) demand deposits, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or State banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1 and from Moody's of at least P-1, in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's not lower than AA or from Moody's not lower than Aa3, in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of at least A-1 and from Moody's of at least P-1; (iv) demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Corporation; (v) bankers, acceptances issued by any depositary institution or trust company described in clause (ii) above; (vi) investments in money market funds rated AAm or AAmG by Standard & Poor's or otherwise approved in writing by Standard & Poor's and a comparable rating from Moody's or otherwise approved in writing by Moody's; (vii) Eurodollar time deposits having a credit rating from Standard & Poor's of A-1 and from Moody's of at least P-1;
(viii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vii) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of A-1 by Standard & Poor's and at least P-1 by Moody's; and (ix) any other instruments or securities, if the Rating Agencies confirm in writing that such investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Notes or the Commercial Paper Notes.

         "Pre-Acquisition Period" means any period prior to the date of this Series 1997-2 Supplement.

         "Principal Shortfall" has the meaning specified in Section 5.5(a).

         "Profits" means, for any Related Month, the sum of (without double counting) (a) Disposition Proceeds received in respect of Non-Repurchase Vehicles and Series 1997-2 Trucks leased under the Series 1997-2 Lease disposed of during the Related Month that exceed the sum of the Net Book Values for such Non-Repurchase Vehicles and Series 1997-2 Trucks and any amounts due and payable under the Series 1997-2 Lease in respect of such Vehicles, plus (b) amounts allocated under Section 5.2(d)(y)(iv) hereof.

         "Rating Agencies" means, with respect to the Commercial Paper Notes, Standard & Poor's and Moody's.

         "Rating Agency Confirmation" means written confirmation by each Rating Agency that the proposed action, amendment, waiver or modification will not result in a downgrading or withdrawal of the then current rating on the Commercial Paper Notes.

         "Recoveries" means, for any Related Month, the sum of Series 1997-2 Repurchase Recoveries and Series 1997-2 Non-Repurchase Recoveries.

         "Related Documents" means the collective reference to the documents referred to in clause (i) of the definition of Related Documents in Schedule 1 to the Indenture, the Series 1997-2 Lease and the CP Program Documents as defined in the Note Purchase Agreement.

         "Repurchase Program" means a program pursuant to which a Manufacturer has agreed with a Lessee, Budget or TFFC to repurchase or guarantee the auction sale price of Vehicles manufactured by it or one of its Affiliates during a specified time period.

         "Required Letter of Credit Amount" means the Series 1997-2 Minimum Credit Support Amount less the Available Subordinated Amount, but in no event less than the Liquidity Amount.

         "Requisite Noteholders" means Series 1997-2 Noteholders holding more than 50% or more of the Series 1997-2 Invested Amount.

         "SAAB" means SAAB Cars USA, Inc.

         "Segregated Repurchase Vehicle" means, with respect to the Series 1997-2 Notes, a passenger automobile, van or light truck subject to a Repurchase Program at the time of its leasing under the Series 1997-2 Lease.

         "Series 1997-2 Accrued Interest Account" has the meaning specified in
Section 5.1(c) of this Supplement.

         "Series 1997-2 Aggregate Asset Amount" means, with respect to the Series 1997-2 Notes, for any date of determination, the sum, rounded to the nearest $100,000, of (i) the Series 1997-2 Aggregate Non-Repurchase Asset Amount, (ii) the Series 1997-2 Aggregate Segregated Repurchase Asset Amount,
(iii) the Series 1997-2 Aggregate Truck Asset Amount, and (iv) cash and Permitted Investments on deposit in the Series 1997-2 Collection Account and on deposit in the Collection Account, if any, allocable to the Series 1997-2 Notes.

         "Series 1997-2 Aggregate Non-Repurchase Asset Amount" means, for any date of determination, the sum, rounded to the nearest $100,000, of (i) the lesser of (a) the Net Book Value of all Series 1997-2 Non-Repurchase Vehicles leased under the Series 1997-2 Lease as of such date and (b) the Series 1997-2 Non-Repurchase Fleet Market Value, plus (ii) all amounts receivable as of such date with respect to any Series 1997-2 Non-Repurchase Vehicles which have been sold or deemed to be sold under the Related Documents other than any such amounts which have become Losses plus (iii) with respect to any Series 1997-2 Non-Repurchase Vehicles that have been sold, any accrued and unpaid payments of Base Rent and Additional Base Rent under the Series 1997-2 Lease with respect to such Series 1997-2 Non-Repurchase Vehicles (net of amounts set forth in clause
(ii) above), other than any such amounts which have become Losses.

         "Series 1997-2 Aggregate Segregated Repurchase Asset Amount" means, for any date of determination, the sum, rounded to the nearest $100,000, of (i) the Net Book Value of all Series 1997-2 Segregated Repurchase Vehicles leased under the Series 1997-2 Lease as of such date and not turned in to the Manufacturer thereof pursuant to its Repurchase Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) all amounts (with certain limited exceptions) receivable as of such date from Manufacturers under Repurchase Programs with respect to Series 1997-2 Segregated Repurchase Vehicles turned in to such Manufacturers pursuant to any such Repurchase Program or delivered to an authorized auction, pursuant to any Repurchase Program, other than any such amounts which have become Losses, plus (iii) all amounts receivable with respect to the disposition of Series 1997-2 Segregated Repurchase Vehicles as of such date from any other Person with respect to Series 1997-2 Segregated Repurchase Vehicles, other than any such amounts which have become Losses, plus

(iv) with regard to Series 1997-2 Segregated Repurchase Vehicles that have been turned in to the Manufacturer or otherwise sold, any accrued and unpaid Base Rent under the Series 1997-2 Lease with respect to such Series 1997-2 Segregated Repurchase Vehicles (net of amounts set forth in clauses (ii) and (iii) above), other than any such amounts which have become Losses.

         "Series 1997-2 Aggregate Truck Asset Amount" means, for any date of determination, the sum, rounded to the nearest $100,000, of (i) the lesser of
(a) the Net Book Value of all Series 1997-2 Trucks leased under the Series 1997-2 Lease as of such date and not turned in to the Manufacturer thereof pursuant to its Repurchase Program or not otherwise sold or deemed to be sold under the Related Documents and (b) the Series 1997-2 Truck Value, plus (ii) all amounts receivable with respect to the disposition of Series 1997-2 Trucks as of such date from any Person with respect to Series 1997-2 Trucks, other than any such amounts which have become Losses, plus (iii) with regard to Series 1997-2 Trucks that have been turned in to the Manufacturer or otherwise sold, any accrued and unpaid Base Rent under the Series 1997-2 Lease with respect to such Series 1997-2 Trucks (net of amounts set forth in clause (ii) above), other than any such amounts which have become Losses.

         "Series 1997-2 Asset Amount Deficiency" with respect to the Series 1997-2 Notes, will occur if, at any time, (a) the Series 1997-2 Required Asset Amount exceeds the Series 1997-2 Aggregate Asset Amount or (b) the Net Book Value of all Series 1997-2 Non-Repurchase Vehicles and Series 1997-2 Trucks then leased under the Series 1997-2 Lease exceeds the Maximum Non-Repurchase Percentage, the amount of any such Series 1997-2 Asset Amount Deficiency being the greater of the amount of the deficiency in clause (a) or (b) above.

         "Series 1997-2 Available Subordinated Amount" means for any date of determination, the excess of (a) the sum of (i) the Series 1997-2 Available Subordinated Amount for the preceding Determination Date (or, in the case of the initial Determination Date, as of the Series 1997-2 Issuance Date), (ii) the Series 1997-2 Available Subordinated Amount Incremental Recoveries for the Related Month and (iii) any other additional amounts contributed by TFFC to the Series 1997-2 Collection Account or otherwise for allocation to the Series 1997-2 Available Subordinated Amount since the preceding Determination Date (or, in the case of the first Determination Date, since the Series 1997-2 Issuance
Date) over (b) the sum of (i) the Series 1997-2 Available Subordinated Amount Incremental Losses for the Related Month and (ii) any amounts withdrawn from the Series 1997-2 Collection Account and allocated to the Team Distribution Account; provided, however, that the Series 1997-2 Available Subordinated Amount for the period from the Series 1997-2 Issuance Date to the first Determination Date shall be zero.

         "Series 1997-2 Available Subordinated Amount Incremental Losses" means for any Related Month, the sum of all Losses that became Losses during such Related Month and which were allocated to the Series 1997-2 Available Subordinated Amount pursuant to Section 5.2(d) hereof.

         "Series 1997-2 Available Subordinated Amount Incremental Recoveries" means, for any Related Month, the sum of all Recoveries that became Recoveries during such Related Month and which were allocated to the Series 1997-2 Available Subordinated Amount pursuant to Section 5.2(d) hereof.

         "Series 1997-2 Available Subordinated Amount Maximum Increase" means $8,758,575; provided, however, if (i) a Series 1997-2 Credit Support Deficiency arises out of any Losses and (ii) each Rating Agency shall have notified TFFC, Budget and the Trustee in writing that after the cure of such Series 1997-2 Credit Support Deficiency is provided for, the Series 1997-2 Notes or the Commercial Paper Notes will receive the same rating from the applicable Rating Agency as they received prior to the occurrence of such Series 1997-2 Credit Support Deficiency, then the Series 1997-2 Available Subordinated Amount Maximum Increase shall not be limited in amount.

         "Series 1997-2 Carrying Charges" means, as of any day, (i) the aggregate of all Trustee Fees, servicing fees (other than supplemental servicing fees) and other fees and expenses and indemnity amounts, if any, payable by the Lessor or the Servicer under the Indenture, the Note Purchase Agreement or the Related Documents which have accrued with respect to the Series 1997-2 Notes during the Related Month, plus (ii) without duplication, all amounts payable by the Lessees pursuant to Section 14 of the Series 1997-2 Lease which have accrued during the Related Month.

         "Series 1997-2 Collateral" is defined in Section 3.1(a) of this Supplement.

         "Series 1997-2 Collection Account" is defined in Section 5.1(b) of this Supplement.

         "Series 1997-2 Collections" means (a) all payments made under the 1997-2 Lease, (b) all Credit Draws under the Letter of Credit and withdrawals from the Cash Collateral Account, (c) all Disposition Proceeds, Repurchase Prices and Guaranteed Payments on Series 1997-2 Vehicles, (d) any insurance proceeds or other payments with respect to the Series 1997-2 Vehicles (e) all payments made by a Hedge Counterparty to the Trustee under any Series 1997-2 Hedge Agreement and (f) all amounts earned on Permitted Investments allocable to Series 1997-2 Collections arising out of funds on deposit in the Collection Account allocable to the Series 1997-2 Notes and funds on deposit in the Series 1997-2 Collection Account; provided that, in the case of amounts in clauses (c) and (d), such amounts shall be allocated to the Series 1997-2 Vehicles in accordance with the terms hereof and the Servicer's normal practices and procedures for determining and allocating vehicle proceeds.

         "Series 1997-2 Controlled Amortization Amount" means with respect to any Related Month during the Series 1997-2 Controlled Amortization Period, an amount equal to one-twelfth of the Series 1997-2 Invested Amount on the date the Series 1997-2 Controlled Amortization Period commences.

         "Series 1997-2 Controlled Amortization Period" means the period commencing at the close of business on June 19, 2002 (or such later date as shall be agreed to in writing by the Liquidity Agent, on behalf of the Liquidity Lenders and by the Issuer) and continuing to the earliest of (i) the commencement of the Series 1997-2 Rapid Amortization Period, (ii) the date on which the Series 1997-2 Notes are fully paid, (iii) the Series 1997-2 Termination Date, and (iv) the termination of the Indenture.

         "Series 1997-2 Controlled Liquidity Amortization Amount" means (a) with respect to the first three Related Months during the Series 1997-2 Controlled Liquidity Amortization Period, an amount equal to the lesser of (i) one-third of the sum of the aggregate principal amount of Commitment Termination Date Liquidity Advances and the Budget Funding Reimbursement Share of LOC Termination Disbursements outstanding on the first day of such Series 1997-2 Controlled Liquidity Amortization Period, and (ii) the sum of the aggregate amount of Commitment Termination Date Liquidity Advances and the Budget Funding Reimbursement Share of LOC Termination Disbursements outstanding as of the end of the Related Month, and (b) with respect to each other Related Month during the Series 1997-2 Controlled Liquidity Amortization Period, an amount equal to the sum of the aggregate principal amount of Commitment Termination Date Liquidity Advances and the Budget Funding Reimbursement Share of LOC Termination Disbursements outstanding as of the end of the Related Month.

         "Series 1997-2 Controlled Liquidity Amortization Period" means the period commencing on the first day of the third full Related Month to occur following the date a Commitment Termination Date Liquidity Advance is made after June 20, 2001 pursuant to the terms of the Liquidity Agreement or an LOC Termination Disbursement is made, all or a portion of which is due and payable by Budget Funding, after June 20, 2001 under the Letter of Credit, and ending on the earliest to occur of (i) the Series 1997-2 Controlled Amortization Period,
(ii) the Series 1997-2 Rapid Amortization Period, and (iii) the payment in full of all Commitment Termination Date Liquidity Advances outstanding as of the commencement of the Series 1997-2 Controlled Liquidity Amortization Period.

         "Series 1997-2 Controlled Liquidity Termination Date" means the December 2002 Distribution Date, as such date may be extended in writing by Budget Funding, each Liquidity Lender with a Commitment Termination Date Liquidity Advance outstanding and, if the Budget Funding Reimbursement Share of an LOC Termination Disbursement is outstanding, the Letter of Credit Provider.

         "Series 1997-2 Credit Support Amount" means, for any date of determination, the Series 1997-2 Available Subordinated Amount plus the Letter of Credit Amount.

         "Series 1997-2 Credit Support Deficiency" means, with respect to any date of determination, the amount, if any, by which the Series 1997-2 Minimum Credit Support Amount exceeds the Series 1997-2 Credit Support Amount.

         "Series 1997-2 Disposition Losses" means, for any Related Month, the sum of the amount in clause (b) of the definition of Series 1997-2 Repurchase Losses and the amount in clause (b) of the definition of Series 1997-2 Non-Repurchase Losses.

         "Series 1997-2 Distribution Account" has the meaning specified in
Section 5.7(a) of this Supplement.

         "Series 1997-2 Hedge Agreement" means an agreement intended to hedge the interest expense of TFFC with respect to the Series 1997-2 Notes, such as an interest rate cap or swap agreement, in form and substance acceptable to the Liquidity Agent.

         "Series 1997-2 Distribution Account Collateral" has the meaning specified in Section 5.7(d) of this Supplement.

         "Series 1997-2 Interest Allocation" has the meaning specified in
Section 5.2(a)(x)(i) of this Supplement.

         "Series 1997-2 Interest Period" means, with respect to any Determination Date, Distribution Date or other date, the Related Month; provided, however, that the initial Series 1997-2 Interest Period shall commence on the Series 1997-2 Issuance Date and end on May 19, 1997, and the second Series 1997-2 Interest Period shall commence on May 20, 1997 and end on May 25, 1997.

         "Series 1997-2 Invested Amount" means, when used with respect to any date, an amount equal to (a) the Initial Invested Amount minus (b) the amount of principal payments made to Series 1997-2 Noteholders and Decreases on or prior to such date minus (c) all Losses allocated to the Series 1997-2 Invested Amount on or prior to such date plus (d) all Recoveries allocated to the Series 1997-2 Invested Amount on or prior to such date plus (e) all Increases on or prior to such date.

         "Series 1997-2 Investor Monthly Servicing Fee" means, on any Distribution Date, one-twelfth of 1% of the Series 1997-2 Invested Amount as of the preceding Distribution Date (or, in the case of the initial Distribution Date, the Series 1997-2 Issuance Date).

         "Series 1997-2 Issuance Date" means April 29, 1997.

         "Series 1997-2 Lease" means the Non-Repurchase Vehicle Lease, dated as of the date hereof, executed in connection with the issuance of the Series 1997-2 Notes, among TFFC, as lessor, certain subsidiaries and affiliates of Budget and certain non-affiliates of Budget, as lessees, and Budget, as guarantor, as amended, supplemented or otherwise modified from time to time.

         "Series 1997-2 Lease Advance" has the meaning specified in Section 2.1(a) of the Series 1997-2 Lease.


         "Series 1997-2 Lease Payment Deficit" means, for any Related Month, an amount equal to (a) the excess, if any, of (i) the aggregate amount of payments required to be made under the 1997-2 Lease with respect to the Related Month, over (ii) the aggregate amount of payments actually made under the 1997-2 Lease during the Related Month minus (b) an amount equal to 60% of the aggregate Casualty Payments due and unpaid on the related Payment Date with respect to Lessor-Owned Vehicles which during the Related Month have become Casualties as a result of an event described in clause (i), (ii) or (iii) of the definition of "Casualty", minus (c) an amount equal to 60% of the portion of the Monthly Supplemental Payment due and unpaid on the related Payment Date in respect of Financed Vehicles which during the Related Month have become Casualties as a result of an event described in clause (i), (ii) or (iii) of the definition of "Casualty", (without duplication of amounts specified in clause (a) above), minus (d) an amount equal to 85% of the portion of all Monthly Supplemental Payments due and unpaid on the related Payment Date in respect of Series 1997 Non-Repurchase Vehicles pursuant to Section 16.2 of the Series 1997-2 Lease (without duplication of amounts specified in (a), (b) and (c) above), minus (e) an amount equal to 90.50% of the portion of all Monthly Supplemental Payments due and unpaid on the related Payment Date in respect of Series 1997-2 Segregated Repurchase

Vehicles pursuant to Section 16.2 of the Series 1997-2 Lease (without duplication of amounts specified in (b) and (c) above).

         "Series 1997-2 Limited Liquidation Event of Default" means, so long as such event or condition continues, any event or condition of the type specified in Section 7(a) of this Supplement that continues for thirty (30) days (without double counting the one (1) Business Day cure period provided for in said
Section 7(a)); provided, however, that such event or condition shall not constitute a Series 1997-2 Limited Liquidation Event of Default if (i) within such thirty (30) day period, TFFC shall have contributed a portion of the Team Interest to the Series 1997-2 Available Subordinated Amount sufficient to cure the Series 1997-2 Credit Support Deficiency and (ii) the Rating Agency shall have notified TFFC, Budget and the Trustee in writing that after such cure of such Series 1997-2 Credit Support Deficiency is provided for, the Series 1997-2 Notes or the Commercial Paper Notes will each receive the same rating from the Rating Agency as they received prior to the occurrence of such Series 1997-2 Credit Support Deficiency.

         "Series 1997-2 Maximum Invested Amount" shall have the meaning set forth therefor in Section 4.1 hereof.

         "Series 1997-2 Minimum Credit Support Amount" means, as of any date, the sum of (a) the Minimum Non-Repurchase Credit Support Amount on such date, plus (b) the Minimum Repurchase Credit Support Amount on such date, plus (c) the Minimum Truck Credit Support Amount, plus (d) the Additional
Overcollateralization Amount on such date.

         "Series 1997-2 Minimum Non-Repurchase Credit Support Percentage" means, with respect to any date of determination, the greater of (a) 20.50% and (b) an amount equal to (i) 100% minus (ii) an amount equal to the lowest Measurement Month Average of any full Measurement Month within the preceding twelve calendar months minus 20.50%.

         "Series 1997-2 Minimum Segregated Repurchase Credit Support Percentage" means, with respect to any date of determination, an amount equal to 16.00%.

         "Series 1997-2 Minimum Truck Credit Support Percentage" means, with respect to any date of determination, the greater of (a) 21.00% and (b) an amount equal to (i) 100% minus (ii) an amount equal to the lowest Truck Measurement Month Average of any full Truck Measurement Month within the preceding twelve calendar months, minus 21.00%.

         "Series 1997-2 Monthly Supplemental Servicing Fee" means, on any Distribution Date, the product of (a) the Supplemental Servicing Fee accrued on such date and (b) a fraction, the numerator of which shall be the Series 1997-2 Invested Amount on such Distribution Date and the denominator of which shall be the sum of (i) the aggregate of the invested amounts for all outstanding Series of Notes on such Distribution Date plus (ii) the Team Interest (including available subordinated amounts, if any, for all Series).

         "Series 1997-2 Non-Repurchase Fleet Market Value" means, with respect to all Series 1997-2 Non-Repurchase Vehicles as of any date of determination, the sum of the respective Fair Market Values of each Series 1997-2 Non-Repurchase Vehicle.

         "Series 1997-2 Non-Repurchase Losses" means, with respect to any Related Month, the sum of (without duplication) (a) any payment in respect of Monthly Base Rent and Additional Base Rent that has become due to the Lessor under the Series 1997-2 Lease in respect of Non-Repurchase Vehicles and Series 1997-2 Trucks that is not paid to TFFC or the Trustee prior to the expiration of any grace period provided for in the Series 1997-2 Lease for the making of such payment, but only if such grace period, if any, expires during such Related Month, and (b) the aggregate amount for all Non-Repurchase Vehicles and Series 1997-2 Trucks leased under the Series 1997-2 Lease being disposed of during the Related Month, of the amount by which the Net Book Value of any such Non-Repurchase Vehicle or Series 1997-2 Truck exceeds the Disposition Proceeds related to such Non-Repurchase Vehicle or Series 1997-2 Truck, plus any amounts due and unpaid under the Series 1997-2 Lease as of the end of the Related Month with respect to such Non-Repurchase Vehicle or Series 1997-2 Truck, such aggregate amount being net of all Profits on all Non-Repurchase Vehicles and Series 1997-2 Trucks leased under the Series 1997-2 Lease and being disposed of during such Related Month.

         "Series 1997-2 Non-Repurchase Percentage" means, on any date of determination, the percentage equivalent of a fraction, the numerator of which will be the aggregate Non-Repurchase Vehicle Value of all Series 1997-2 Non-Repurchase Vehicles as of such date and the denominator of which will be the sum of the aggregate Net Book Value of all Series 1997-2 Segregated Repurchase Vehicles, the aggregate Non-Repurchase Vehicle Values of all Series 1997-2 Non-Repurchase Vehicles as of such date and the aggregate Series 1997-2 Truck Values of all Series 1997-2 Trucks as of such date.

         "Series 1997-2 Non-Repurchase Recoveries" means, with respect to any Related Month, the sum of (without duplication) all amounts received during such Related Month by TFFC or the Trustee (including deposits into the Collection Account and Series 1997-2 Collection Account) from any source (other than the Letter of Credit or Cash Collateral Account) in respect of Series 1997-2 Non-Repurchase Losses, as determined by the Servicer consistent with its methods of tracking and allocating to vehicles and Series, Disposition Proceeds, Guaranteed Payments, Repurchase Prices, insurance proceeds and other proceeds of such Vehicles.

         "Series 1997-2 Non-Repurchase Vehicles" means the Non-Repurchase Vehicles leased under the Series 1997-2 Lease.

         "Series 1997-2 Noteholder" means the Person in whose name a Series 1997-2 Note is registered in the Note Register.

         "Series 1997-2 Note Interest" means, with respect to any Distribution Date, the sum of the Daily Interest Amounts for each day in the related Series 1997-2 Interest Period, plus all previously accrued and unpaid Series 1997-2
Note Interest (together with interest on such unpaid amounts at the Series 1997-2 Note Rate).

         "Series 1997-2 Note Rate" means, for any Series 1997-2 Interest Period, the weighted average of the CP Rates for the portion of the Series 1997-2 Invested Amount comprised of all or a portion of the CP Tranche and the weighted average of the Eurodollar Rate applicable to the portion of the Series 1997-2 Invested Amount comprised of all or a portion of the Eurodollar Tranche and the weighted average of the Base Rates applicable to the portion of the Series 1997-2

Invested Amount comprised of all or a portion of the Base Rate Tranche, as such capitalized terms not otherwise defined herein are defined in the Note Purchase Agreement; provided, however, that the Series 1997-2 Note Rate will in no event be higher than the maximum rate permitted by applicable law. The Liquidity Agent will notify the Trustee and the Servicer in writing regarding the Series 1997-2 Note Rate on or prior to the related Determination Date pursuant to Section 4.4(b) of the Liquidity Agreement.

         "Series 1997-2 Notes" means any one of the Variable Funding Rental Car Asset Backed Notes executed by TFFC and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A. Definitive Series 1997-2 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.18 of the Base Indenture.

         "Series 1997-2 Rapid Amortization Period" means the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 1997-2 Notes and ending upon the earliest to occur of (i) the date on which the Series 1997-2 Notes are fully paid, (ii) the Series 1997-2 Termination Date and
(iii) the termination of the Indenture.

         "Series 1997-2 Rated Note Interest" means with respect to any Distribution Date, an amount equal to the lesser of (a) the Series 1997-2 Note Interest and (b) the weighted average Series 1997-2 Invested Amount over the related Series 1997-2 Interest Period, times 7.25% per annum, times a fraction, the numerator of which is the actual number of days elapsed in the Series 1997-2 Interest Period and the denominator of which is 360.

         "Series 1997-2 Repurchase Amount" has the meaning specified in Article 8 of this Supplement.

         "Series 1997-2 Repurchase Losses" means, with respect to any Related Month, the sum of (without duplication) (a) any payment in respect of Monthly Base Rent and Additional Base Rent that has become due to the Lessor under the Series 1997-2 Lease in respect of Repurchase Vehicles that is not paid to TFFC or the Trustee prior to the expiration of any grace period provided for in the Series 1997-2 Lease for the making of such payment, but only if such grace period, if any, expires during such Related Month and (b) the amount owed by any Manufacturer under an Eligible Repurchase Program with respect to Repurchase Vehicles leased under the 1997-2 Lease that remains unpaid after 90 days from the Turnback Date for such Vehicle, but only if such 90-day period expires during such Related Month.

         "Series 1997-2 Repurchase Recoveries" means, with respect to any Related Month, the sum of (without duplication) all amounts received during such Related Month by TFFC or the Trustee (including deposits into the Collection Account) from any source (other than the Letter of Credit or Cash Collateral Account) in respect of Series 1997-2 Repurchase Losses, as determined by the Servicer consistent with its methods of tracking and allocating to vehicles and Series, Disposition Proceeds, Guaranteed Payments, Repurchase Prices, insurance proceeds and other proceeds of such Vehicles.

         "Series 1997-2 Required Asset Amount" means, at any time, the quotient of (a) the Series 1997-2 Invested Amount at such time divided by (b) an amount equal to (i) one hundred percent minus (ii) the excess of (x) the Enhancement Percentage at such time over (y) the L/C Percentage.

         "Series 1997-2 Required Subordinated Amount" means at any time the Series 1997-2 Minimum Credit Support Amount minus the Letter of Credit Amount.

         "Series 1997-2 Revolving Period" means the period from and including the Series 1997-2 Issuance Date to the earlier of (i) the commencement of the Series 1997-2 Controlled Amortization Period and (ii) the commencement of the Series 1997-2 Rapid Amortization Period.

         "Series 1997-2 Segregated Repurchase Percentage" means, on any date of determination, the percentage equivalent of a fraction, the numerator of which will be the aggregate Net Book Value of all Series 1997-2 Segregated Repurchase Vehicles as of such date and the denominator of which will be the sum of the aggregate Net Book Value of all Series 1997-2 Segregated Repurchase Vehicles and the aggregate Non-Repurchase Vehicle Value of all Series 1997-2 Non-Repurchase Vehicles as of such date.

         "Series 1997-2 Segregated Repurchase Vehicles" means the Segregated Repurchase Vehicles leased under the Series 1997-2 Lease.

         "Series 1997-2 Termination Date" means the June, 2003 Distribution
Date.

         "Series 1997-2 TFFC Agreements" has the meaning specified in Section 3.1(a)(i) of this Supplement.

         "Series 1997-2 Trucks" means all medium duty trucks (grades 3 through 7) leased under the Series 1997-2 Lease.

         "Series 1997-2 Truck Percentage" means, on any date of determination, the percentage equivalent of a fraction, the numerator of which will be the aggregate Series 1997-2 Truck Value of all Series 1997-2 Trucks as of such date and the denominator of which will be the sum of the aggregate Net Book Value of all Series 1997-2 Segregated Repurchase Vehicles, the aggregate Non-Repurchase Vehicle Value of all Series 1997-2 Non Repurchase Vehicles as of such date and the Series 1997-2 Truck Values of all Series 1997-2 Trucks.

         "Series 1997-2 Truck Value" means, with respect to any Series 1997-2 Truck, the greater of the Net Book Value of such Series 1997-2 Truck and (b) the Fair Market Value of such Series 1997-2 Truck.

         "Series 1997-2 Vehicles" means Series 1997-2 Segregated Repurchase Vehicles and Series 1997-2 Non-Repurchase Vehicles.

         "Series 1997-2 Waiver Deficiency Adjustment Prepayments" has the meaning set forth in Section 6.2(a) of this Supplement.

         "Servicer" means Budget Group, Inc. or any successor servicer hereunder.

         "Subordinated Note" means the note from BRACC to TFFC evidencing indebtedness owed to TFFC in respect of loans made by TFFC out of Profits.

         "Termination Value" means, with respect to any Vehicle, as of any date, an amount equal to (i) the Capitalized Cost of such Vehicle minus (ii) all Depreciation Charges accrued with respect to such Vehicle prior to such date.

         "Texas Vehicle" means an Eligible Repurchase Vehicle or an Eligible Non-Repurchase Vehicle acquired on or after the Lease Commencement Date for lease in the State of Texas.

         "TFFC Agreements" means the collective reference to the documents referred to in clause (i) of the definition of TFFC Agreements in Schedule 1 to the Indenture and the Series 1997-2 TFFC Agreements.

         "Total Fixed Charges" means, for any period, the sum of (i) Aggregate Interest Expense for such period, and (ii) capital expenditures for plant and equipment (excluding revenue-earning assets) of Budget and its Consolidated Subsidiaries, determined on a consolidated basis, for such period.

         "Toyota" means Toyota Motor Sales, U.S.A., Inc.

         "Transaction" has the meaning set forth in the Credit Agreement.

         "Truck Measurement Month" with respect to any date, means each calendar month, or the smallest number of consecutive calendar months, preceding such date in which (a) at least 25 Series 1997-2 Trucks were sold at auction and (b) at least one-twelfth of the aggregate Net Book Value of the Series 1997-2 Trucks as of the last day of such calendar month or consecutive calendar months were sold at auction; provided, however, that no calendar month included in a Truck Measurement Month shall be included in any other Truck Measurement Month.

         "Truck Measurement Month Average" means, with respect to any Truck Measurement Month, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds and Termination Payments of all Series 1997-2 Trucks sold at auction or otherwise during such Truck Measurement Month and the denominator of which is the aggregate Net Book Value of such Series 1997-2 Trucks on the dates of their respective sales.

         "Turnback Date" means, with respect to any Series 1997-2 Repurchase Vehicle, the date on which such Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Repurchase Program and the Depreciation Charges cease to accrue pursuant to its Repurchase Program.

         "Vehicle" means a passenger automobile, van, light truck or truck (grade 3 through 7) purchased or financed by TFFC and leased to a Lessee pursuant to the Series 1997-2 Lease.

         "Voluntary Decrease" has the meaning specified in Section 4.3(b).

         "VFR" with respect to the Series 1997-2 Lease, is defined in Paragraph 9 of Annex A to the Series 1997-2 Lease and in Paragraph 6 of Annex B to the Series 1997-2 Lease.

         "Waiver Deficiency" means, as of the applicable Consent Period Expiration Date, an amount, if greater than zero, calculated in accordance with the following formula:

                                      (CA x MSA) - (ASA x A)
                  Waiver Deficiency = ----------------------
                                                MSA

where "A" refers to the Series 1997-2 Invested Amount, "MSA" refers to the Series 1997-2 Minimum Credit Support Amount, "CA" refers to the invested amount of the Notes of the consenting Series 1997-2 Noteholders and "ASA" refers to the Series 1997-2 Available Subordinated Amount, in each case as of such Consent Period Expiration Date.

         "Weighted Average Credit Support Percentage" means, with respect to the Series 1997-2 Notes on any day, the percentage equivalent of a fraction, (a) the numerator of which is the sum of (i) the Minimum Non-Repurchase Credit Support Amount, (ii) the Minimum Repurchase Credit Support Amount and (iii) the Minimum Truck Credit Support Amount, and (b) the denominator of which is the Series 1997-2 Invested Amount on such date.

                                  ARTICLE III.

                           SECURITY; REPORTS; COVENANT

         Section 3.1    Grant of Security Interest.

         (a) To secure the Series 1997-2 Notes, TFFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Series 1997-2 Noteholders and the holder of the Team Interest (the Series 1997-2 Noteholders and the holder of the Team Interest being referred to in this Section 3.1 as the "Secured Parties"), and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in all of TFFC's right, title and interest in and to all of the following assets, property and interests of TFFC (other than as specified below) whether now owned or hereafter acquired or created (all of the foregoing, other than with respect to clause (v) below, being referred to as the "Series 1997-2 Collateral"):

                  (i) the rights of TFFC under the Series 1997-2 Lease (including rights against any guarantor of obligations of the Lessees thereunder) and any other agreements to which TFFC is a party other than the Repurchase Programs (collectively, the "Series 1997-2 TFFC Agreements"), including, without limitation, all monies due and to become due to TFFC from Budget and the Lessees under or in connection with the TFFC Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Series 1997-2 TFFC Agreements or otherwise, and all rights, remedies, powers, privileges and claims of TFFC against any other party under or with respect to the Series 1997-2 TFFC Agreements (whether arising pursuant to the terms of such Series 1997-2 TFFC Agreements or otherwise available to TFFC at law or in equity), including the right to enforce any of the Series 1997-2 TFFC Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Series 1997-2 TFFC Agreements or the obligations of any party thereunder;

                 (ii) (a) all Series 1997-2 Segregated Repurchase Vehicles owned by TFFC or the Lessees as of the Series 1997-2 Issuance Date and all Series 1997-2 Segregated Repurchase Vehicles acquired by TFFC or the Lessees during the term of the Indenture, and all Certificates of Title with respect to such Vehicles, (b) all Series 1997-2 Non-Repurchase Vehicles and Series 1997-2 Trucks owned by TFFC or the Lessees as of the Series 1997-2 Issuance Date and all Series 1997-2 Non-Repurchase Vehicles and Series 1997-2 Trucks acquired by TFFC or the Lessees during the term of the Indenture, and all Certificates of Title with respect to such Vehicles, (c) all Liens and property from time to time purporting to secure payment of any of the obligations or liabilities of the Lessees or Budget arising under or in connection with the Series 1997-2 Lease, together with all financing statements filed in favor of, or assigned to, TFFC describing any collateral securing such obligations or liabilities, and (d) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities of the Lessees or Budget pursuant to the Series 1997-2 Lease;

                  (iii) all right, title and interest of TFFC in, to and under any Repurchase Programs relating to, and all monies due and to become due in respect of, the Series 1997-2 Segregated Repurchase Vehicles and Series 1997-2 Trucks purchased from the Manufacturers under or in connection with the Repurchase Programs whether payable as Repurchase Vehicle repurchase prices, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Repurchase Programs or otherwise;

                  (iv) (a) the Collection Account and the Series 1997-2 Collection Account, (b) all funds on deposit therein allocable to Series 1997-2 Vehicles from time to time, (c) all certificates and instruments, if any, representing or evidencing any or all of the Collection Account or the funds on deposit therein allocable to Series 1997-2 Vehicles from time to time, and (d) all Permitted Investments made at any time and from time to time with the moneys allocable to Series 1997-2 Vehicles in the Collection Account or the Series 1997-2 Collection Account (including in each case income thereon);

                 (v)        the Demand Note and the Subordinated Note;

                 (vi)       the Letter of Credit; and

                 (vii) all proceeds of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Trustee is the loss payee thereof) and cash, but not including (for the avoidance of doubt) payments under consumer rental agreements;

provided, however, the Series 1997-2 Collateral shall not include (a) any Excluded Payments or (b) the Team Distribution Account, any funds on deposit therein from time to time, any certificates or instruments, if any, representing or evidencing any or all of the Team Distribution

Account or the funds on deposit therein from time to time, or any Permitted Investments made at any time and from time to time with the moneys in the Team Distribution Account(including the income thereon).

         Section 3.2 Reports. Not later than the second business Day immediately preceding each Distribution Date, the Servicer shall furnish to the Trustee a Monthly Servicer's Certificate (which shall include the Liquidity Amount as of the last Business Day of the Related Month) and a Fleet Report with respect to the Series 1997-2 Collateral.

         Section 3.3 Auction Acquired Vehicles. TFFC shall not acquire any Auction Acquired Vehicle for which it does not have a new Certificate of Title if after giving effect to such acquisition the aggregate Net Book Value of all such Auction Acquired Vehicles without a new Certificate of Title exceeds 5% of the Series 1997-2 Aggregate Asset Amount.

         Section 3.4 Series 1997-2 Minimum Non-Repurchase Credit Support Percentage. TFFC shall not acquire any Series 1997-2 Non-Repurchase Vehicle if, after giving effect to the acquisition of such Vehicle, the Series 1997-2 Minimum Non-Repurchase Credit Support Percentage would exceed 30.0%.

Section 3.5       Series 1997-2 Hedge Agreement.

           Upon written request of the Liquidity Agent, upon instruction from the Required Liquidity Lenders, at any time the Eurodollar Rate (Reserve Adjusted) equals or exceeds 5.00% per annum, TFFC shall obtain and maintain a Series 1997-2 Hedge Agreement the beneficiary under which shall be the Trustee on behalf of the Series 1997-2 Noteholders that is in form and substance acceptable to the Liquidity Agent. TFFC shall obtain any funds necessary to purchase such Series 1997-2 Hedge Agreement by causing the Trustee to make a claim under the Demand Note in the requisite amount and to apply the proceeds of such demand to the purchase of the Series 1997-2 Hedge Agreement. Such Series 1997-2 Hedge Agreement shall require the hedge counterparty to make payments into the Series 1997-2 Collection Account, to the extent Eurodollar Rate (Reserve Adjusted) exceeds 6.00% per annum, on a monthly basis no later than 12:00 noon (New York City Time) on the Business Day preceding the Distribution Date for such month. Any such Series 1997-2 Hedge Agreement may only be amended with the prior written consent of TFFC and the Liquidity Agent.


                                  ARTICLE IV.

                 INITIAL ISSUANCE AND INCREASES AND DECREASES OF
              SERIES 1997-2 INVESTED AMOUNT OF SERIES 1997-2 NOTES

         Section 4.1        Issuance in Definitive Form. Pursuant to Section
2.18 of the Base Indenture, upon request by the Note Purchaser, TFFC hereby consents to the issuance of the Series 1997-2 Notes in the form of Definitive Notes. The Series 1997-2 Notes shall initially be sold to investors in reliance on an exemption from the registration requirements of the Securities Act, and shall be issued in the form of one or more Definitive Notes, in fully registered form without interest coupons, substantially in the form attached hereto as Exhibit A, with such legends as may be applicable thereto, duly executed by TFFC and authenticated by the Trustee as provided in Section 2.4 of the Base Indenture, in an aggregate stated principal amount of up to $477,413,701, or such other amount as shall be agreed to by TFFC and the Note Purchaser and which does not exceed the Aggregate Liquidity Commitment plus Letter of Credit Amount available to the Note Purchaser (the "Series 1997-2 Maximum Invested Amount"). The aggregate principal amount of the Series 1997-2 Notes outstanding may not exceed such amounts.

         Section 4.2       Procedure for Increasing the Invested Amount.

         (a) Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 4.2 (as evidenced by an Officer's Certificate of the Servicer delivered to the Trustee), on the Series 1997-2 Issuance Date, TFFC may issue Series 1997-2 Notes in the stated amount described in Section 4.1, the initial aggregate principal amounts of which will be equal to the Initial Invested Amount. Such Series 1997-2 Notes shall be issued to Budget Funding. On the Series 1997-2 Issuance Date and thereafter on each Increase Date during the Revolving Period, TFFC may, upon request by Budget under the Series 1997-2 Lease and upon not less than one Business Day's prior written notice by TFFC to Budget Funding (such notice specifying the applicable Increase Date), increase the Series 1997-2 Invested Amount (each such increase referred to as an "Increase") by issuing, at par, additional Series 1997-2 Invested Amount of Series 1997-2 Notes in amounts that satisfy the following requirements: (i) the portion of the Increase represented by additional Series 1997-2 Invested Amount shall be such that the Series 1997-2 Credit Support Amount shall at least equal the Series 1997-2 Minimum Credit Support Amount after giving effect to such Increase in the Series 1997-2 Invested Amount and the application of the proceeds thereof to leasing Vehicles; and (ii) no Series 1997-2 Asset Amount Deficiency will result from such Increase. Satisfaction of the above conditions shall be evidenced by the delivery of a certificate from the Servicer to such effect. Proceeds from any Increase shall be deposited into the Series 1997-2 Collection Account and allocated in accordance with Article 5 hereof. Upon each Increase, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Increase.

         (b) The Series 1997-2 Invested Amount may be increased pursuant to subsection (a) above only upon satisfaction of each of the following conditions (as evidenced by an Officers' Certificate delivered by TFFC to the Trustee) with respect to each proposed Increase:

                  (i) The amount of such Increase shall be equal to or greater than $100,000;

                  (ii) After giving effect to such Increase, the Series 1997-2 Invested Amount shall not exceed the Series 1997-2 Maximum Invested Amount;

                  (iii) There shall not then exist, nor shall such Increase result in the occurrence of, (x) an Amortization Event, a Liquidation Event of Default or a Series 1997-2 Limited Liquidation Event of Default, or (y) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become an Amortization Event, a Liquidation Event of Default or a Series 1997-2 Limited Liquidation Event of Default;

                  (iv) All conditions precedent (1) to the acquisition of additional Vehicles under the Series 1997-2 Lease, (2) to the making of "Advances" under the Note Purchase Agreement and (3) to the issuance of Commercial Paper Notes as specified in the Liquidity Agreement shall have, in each case, been satisfied;

                  (v) TFFC or the applicable Lessee, as the case may be, shall have good and marketable title to each Series 1997-2 Vehicle purchased thereby with the proceeds of Series 1997-2 Notes, free and clear of all Liens and encumbrances, other than any Permitted Liens. Each Repurchase Program shall be in full force and effect, and shall be enforceable against the related Manufacturer in accordance with its terms;

                  (vi) Each Lessee shall have granted to TFFC, for the benefit of the Trustee and TFFC shall have granted to the Trustee, in each case on behalf of the Series 1997-2 Noteholders, a first priority security interest in all Series 1997-2 Vehicles now or hereafter purchased or financed by TFFC with the proceeds of Series 1997-2 Notes or with any contributions of capital made by Budget in favor of TFFC;

                  (vii) TFFC shall have granted to the Trustee a first priority security interest in its right, title and interest in and to the Series 1997-2 Lease and the Series 1997-2 Collateral;

                  (viii) If such Increase Date occurs on any date after May 29, 1997, the Trustee shall have received executed counterparts of the Assignment Agreements related to the assignment of rights under each Repurchase Program, dated as of the Series 1997-2 Issuance Date, duly executed by Budget Systems and/or TFFC, as assignor, and the Trustee, as assignee;

                  (ix) If such Increase Date occurs on any date after May 29, 1997, the Trustee shall have received a copy of each Repurchase Program under which Series 1997-2 Vehicles will be or have been purchased and are proposed to be included in the Series 1997-2 Aggregate Asset Amount and an Officer's Certificate, dated the Series 1997-2 Issuance Date, and duly executed by an Authorized Officer of TFFC, certifying that each such copy is true, correct and complete as of the Series 1997-2 Issuance Date;

                  (x) Notice of such Increase shall have been delivered to the Collateral Agent and the Liquidity Agent;

                  (xi)     All representations and warranties set forth in
         Article 7 of the Base Indenture and in Section 27 of the Series 1997-2 Lease shall be true and correct; and

                  (xii) With respect to the initial Increase only, the Servicer shall have calculated the Series 1997-2 Available Subordinated Amount and the Series 1997-2 Credit Support Amount and the Trustee shall have confirmed receipt of such written calculation.

         Section 4.3       Decreases.

                  (a) Mandatory Decreases. Whenever the Series 1997-2 Credit Support Amount is less than the Series 1997-2 Minimum Credit Support Amount, then, on the Distribution Date immediately following discovery of such deficiency, TFFC shall decrease the Series 1997-2 Invested Amount of the Series 1997-2 Notes by the amount necessary, so that after giving effect to all Decreases of the Series 1997-2 Invested Amount on such Distribution Date, no such deficiency shall exist (each reduction of the Series 1997-2 Invested Amount pursuant to this Section 4.3(a), a "Mandatory Decrease"). Upon such discovery, TFFC shall deliver notice of any such Mandatory Decreases to the Trustee.

                  (b) Voluntary Decreases. Upon at least three Business Days' prior irrevocable notice to Budget Funding and the Trustee in writing, TFFC may voluntarily prepay all or a portion of the Series 1997-2 Invested Amount in accordance with the procedures set forth herein (each reduction of the Series 1997-2 Invested Amount pursuant to this Section 4.3(b), a "Voluntary Decrease"); provided, that all voluntary Decreases pursuant to this Section 4.3(b) shall be allocated such that (1) the Series 1997-2 Credit Support Amount after giving effect to such Decrease is not less than the Series 1997-2 Minimum Credit Support Amount. Each such Decrease shall be, in the aggregate for all Series 1997-2 Notes, in a minimum principal amount of $100,000. Budget Funding shall promptly advise the Liquidity Agent of any notice given pursuant to this Section.

                  (c) Upon receipt by a Responsible Officer of the Trustee of written notice that a Decrease has been completed, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Decrease. The amount of any Decrease shall not exceed the amount on deposit in the Series 1997-2 Collection Account and available for distribution to Series 1997-2 Noteholders in respect of principal on the Series 1997-2 Notes on the date specified in the related notice of Decrease referred to in (a) above.

                                   ARTICLE V.

                            SERIES 1997-2 ALLOCATIONS

         With respect to the Series 1997-2 Notes only, the following shall apply:

         Section 5.1 Establishment of Series 1997-2 Collection Account and Series 1997-2 Accrued Interest Account.

         (a) On each Business Day, all Series 1997-2 Collections shall initially be deposited into the Collection Account.

         (b) The Trustee will establish and maintain a segregated trust account for the benefit of the Series 1997-2 Noteholders (the "Series 1997-2 Collection Account"). Amounts on deposit in the Series 1997-2 Collection Account shall be invested in accordance with Sections 5.1(d) and (f) of the Base Indenture.

         (c) The Trustee will establish and maintain an administrative sub-account within the Series 1997-2 Collection Account (such sub-account, the "Series 1997-2 Accrued Interest Account").

         Section 5.2        Allocations with respect to the Series 1997-2 Notes.
The proceeds from the sale of the Series 1997-2 Notes will initially be delivered by or on behalf of TFFC to the Trustee in the Series 1997-2 Collection Account. On each Business Day on which Series 1997-2 Collections are deposited into the Collection Account (each such date, a "Deposit Date"), the Servicer will direct the Trustee in writing to allocate all such Series 1997-2 Collections for deposit into the Series 1997-2 Collection Account for further allocation in accordance with the provisions of this Section 5.2.

         (a) Allocations of Collections During the Revolving Period. During the Series 1997-2 Revolving Period, the Servicer will direct the Trustee in writing to allocate all Series 1997-2 Collections deposited into the Series 1997-2 Collection Account (including Recoveries) as set forth below:

                           (x) On each Deposit Date, prior to 1:00 p.m. (New York City time):

                                    (i)      allocate to the Series 1997-2
                           Accrued Interest Account an amount, as stated in such Servicer direction, up to the Series 1997-2 Rated
                           Note Interest accrued and unpaid as of such date;

                                    (ii)     to the extent a Mandatory Decrease
                           is required under Section 4.3(a), allocate to the Series 1997-2 Distribution Account for the payment of the Series 1997-2 Invested Amount, the amount, as stated in such Servicer direction, necessary for such Mandatory Decrease;

                                    (iii)    set aside for allocation to the
                           Series 1997-2 Distribution Account, the Controlled Liquidity Distribution Amount for the current Related Month, if such Related Month is during the Series 1997-2 Controlled Liquidity Amortization Period;

                                    (iv)     allocate to the Series 1997-2
                           Accrued Interest Account an amount, as stated in such Servicer direction, up to the Series 1997-2 Note Interest accrued and unpaid as of such date, after taking into account the allocation in clause (i) above;

                                    (v)      make available to TFFC an amount,
                           as stated in such Servicer direction, equal to any Series 1997-2 Lease Advances that are in accordance with the requirements of and conditions precedent under the Series 1997-2 Lease;

                                    (vi)     allocate to the Series 1997-2
                           Distribution Account the amount, as stated in such Servicer direction, of any Voluntary Decreases in the Series 1997-2 Invested Amount to be made in accordance with Section 4.3(b) hereof; and

                                    (vii)    the amounts remaining in the Series
                           1997-2 Collection Account on such Deposit Date after application pursuant to clauses (x)(i) through (v) above shall be retained on deposit and shall be available on future Deposit Dates for application in accordance with this Section 5.2.

                  (y) Monthly on the Business Day preceding each Distribution Date during the Revolving Period and the first Distribution Date following the end of the Revolving Period, the Servicer will direct the Trustee in writing (prior to 10:00 a.m., New York City time) to allocate all Series 1997-2 Collections on deposit in the Series 1997-2 Collection Account and, if specified below, pay to the account specified below:

                                    (i)      allocate to the Series 1997-2
                           Accrued Interest Account an amount, as stated in such Servicer direction, equal to the Series 1997-2 Rated
                           Note Interest due on such Distribution Date;

                                    (ii)     to the extent a Mandatory Decrease
                           is required under Section 4.3(a), allocate to the Series 1997-2 Distribution Account for the payment of the Series 1997-2 Invested Amount, the amount, as stated in such Servicer direction, necessary for such Mandatory Decrease;

                                    (iii)    allocate to the Series 1997-2
                           Distribution Account for the payment of the Series 1997-2 Invested Amount, the amount set aside and as stated in such Servicer direction, necessary to pay the Controlled Liquidity Distribution Amount payable on such Distribution Date, if the Related Month for such Distribution Date occurred during the Series 1997-2 Controlled Liquidity Amortization Period;

                                     (iv)    allocate to the Series 1997-2
                           Accrued Interest Account an amount, as stated in such Servicer direction, equal to the Series 1997-2 Note Interest due on such Distribution Date, after taking into account the allocation in clause (i) above;

                                      (v)    make available to TFFC an amount,
                           as stated in such Servicer direction, equal to any Series 1997-2 Lease Advances that are in accordance with the requirements of and conditions precedent under the Series 1997-2 Lease;

                                    (vi)     allocate to the Series 1997-2
                           Distribution Account the amount, as stated in such Servicer direction, of any Voluntary Decreases in the Series 1997-2 Invested Amount to be made in accordance with Section 4.3(b) hereof; and

                                    (vii)    so long as no Series 1997-2 Asset
                           Amount Deficiency exists or would result and so long as no Series 1997-2 Credit Support Deficiency exists or would result, allocate to the Team Distribution Account the remainder of such Series 1997-2 Collections in excess of amounts constituting Profits for the

                           Related Month, which Profits will be available to be lent under the Subordinated Note.

         (b) Allocations During the Series 1997-2 Controlled Amortization Period. During the Series 1997-2 Controlled Amortization Period, the Servicer will direct the Trustee in writing to allocate, prior to 12:00 noon (New York City time) on each Deposit Date and each Distribution Date, all Series 1997-2 Collections deposited in the Series 1997-2 Collection Account (including Recoveries) as set forth below:

                           (x) On each Deposit Date, prior to 1:00 p.m.(New York
                  City time):

                                    (i)      allocate to the Series 1997-2
                           Accrued Interest Account an amount, as stated in such Servicer direction, up to the Series 1997-2 Rated
                           Note Interest accrued and unpaid as of such date;

                                    (ii)     to the extent a Mandatory Decrease
                           is required under Section 4.3(a), allocate to the Series 1997-2 Distribution Account for the payment of the Series 1997-2 Invested Amount, the amount, as stated in such Servicer direction, necessary for such Mandatory Decrease;

                                    (iii)    set aside for allocation to the
                           Series 1997-2 Distribution Account, the Controlled Distribution Amount for the current Related Month;

                                    (iv)     allocate to the Series 1997-2
                           Accrued Interest Account an amount, as stated in such Servicer direction, up to the Series 1997-2 Note Interest accrued and unpaid as of such date, after taking into account the allocation in clause (i) above;

                                    (v)      make available to TFFC an amount,
                           as stated in such Servicer direction, equal to any Series 1997-2 Lease Advances that are in accordance with the requirements of and conditions precedent under the Series 1997-2 Lease;

                                    (vi)     allocate to the Series 1997-2
                           Distribution Account the amount, as stated in such Servicer direction, of any Voluntary Decreases in the Series 1997-2 Invested Amount to be made in accordance with Section 4.3(b) hereof; and

                                    (vii)    the amounts remaining in the Series
                           1997-2 Collection Account on such Deposit Date after application pursuant to clauses (x)(i) through (v) above shall be retained on deposit and shall be available on future Deposit Dates for application in accordance with this Section 5.2.

                           (y) Monthly on the Business Day preceding each
                  Distribution Date during the Series 1997-2 Controlled Amortization Period and the first Distribution Date following the end of the Revolving Period, the Servicer will direct the Trustee in writing (prior to 10:00 a.m., New York City time) to allocate all Series 1997-2

                  Collections on deposit in the Series 1997-2 Collection Account and, if specified below, pay to the account specified below:

                                    (i)      allocate to the Series 1997-2
                           Accrued Interest Account an amount, as stated in such Servicer direction, equal to the Series 1997-2 Rated
                           Note Interest due on such Distribution Date;

                                    (ii)     during the Series 1997-2 Controlled
                           Amortization Period, allocate to the Series 1997-2 Distribution Account an amount, as stated in such Servicer direction, equal to the Controlled Distribution Amount for such Distribution Date, which amount shall be used to make principal payments in respect of the Series 1997-2 Invested Amount;

                                    (iii)    allocate to the Series 1997-2
                           Accrued Interest Account an amount, as stated in such Servicer direction, equal to the Series 1997-2 Note Interest due on such Distribution Date, after taking into account the allocation in clause (i) above;

                                    (iv)      make available to TFFC an amount,
                           as stated in such Servicer direction, equal to any Series 1997-2 Lease Advances that are in accordance with the requirements of and conditions precedent under the Series 1997-2 Lease;

                                    (v)       allocate to the Series 1997-2
                           Distribution Account the amount, as stated in such Servicer direction, of any Voluntary Decreases in the Series 1997-2 Invested Amount to be made in accordance with Section 4.3(b) hereof; and

                                    (vi)      so long as no Series 1997-2 Asset
                           Amount Deficiency exists or would result and so long as no Series 1997-2 Credit Support Deficiency exists or would result, allocate to the Team Distribution Account the remainder of such Series 1997-2 Collections in excess of amounts constituting Profits for the Related Month, which Profits will be available to be lent under the Subordinated Note.

         (c) Allocations During the Series 1997-2 Rapid Amortization Period. With respect to the Series 1997-2 Rapid Amortization Period, the Servicer will direct the Trustee in writing to allocate all Series 1997-2 Collections (including Recoveries), prior to 1:00 p.m. (New York City time) on any Deposit Date, as set forth below:

                           (x) with respect to all Series 1997-2 Collections (including Recoveries):

                                    (i)      allocate to the Series 1997-2
                           Accrued Interest Account an amount, as stated in such Servicer direction, up to the Series 1997-2 Rated
                           Note Interest accrued and unpaid as of such day;

                                    (ii)     allocate to the Series 1997-2
                           Distribution Account all remaining Series 1997-2 Collections up to the then outstanding Series 1997-2 Invested Amount, as stated in such Servicer direction; and

                                    (iii)    allocate to the Series 1997-2
                           Accrued Interest Account an amount, as stated in such Servicer direction, up to the Series 1997-2 Note Interest accrued and unpaid as of such date, after taking into account the allocation in clause (i) above.

                           (y) with respect to all remaining Series 1997-2 Collections after allocations in subparagraph (c)(x) above and the payment in full of all principal of and interest on the Series 1997-2 Notes and all other amounts due under this Series 1997-2 Supplement, allocate such remaining Series 1997-2 Collections to the Team Distribution Account.

         (d) Additional Allocations for All Periods. The Servicer will direct the Trustee in writing to allocate the amounts set forth below as follows:

                           (x) Monthly, for each Distribution Date, allocate to the Series 1997-2 Notes an amount, as stated in such Servicer direction, equal to the Series 1997-2 Non-Repurchase Losses and Series 1997-2 Repurchase Losses for the Related Month in the following manner:

                                       (i)   First, reduce the Series 1997-2
                           Available Subordinated Amount by the amount of such Losses until the Series 1997-2 Available Subordinated Amount has been reduced to zero; and

                                       (ii)  Second, to the extent any Series
                           1997-2 Non-Repurchase Losses of the type described in part (a) of the definition thereof or Series 1997-2 Repurchase Losses of the type described in part (a) of the definition thereof remain after the Series 1997-2 Available Subordinated Amount has been reduced to zero, draw on the Letter of Credit or make a withdrawal from the Cash Collateral Account in the amount of such Losses in accordance with Section 5.9 hereof;

                                     (iii)   Third, to the extent any Series
                           1997-2 Non-Repurchase Losses of the type described in part (b) of the definition thereof or Series 1997-2 Repurchase Losses of the type described in part (b) of the definition thereof remain after the Series 1997-2 Available Subordinated Amount has been reduced to zero, make a demand for payment under the Subordinated Note in the amount stated in such Servicer direction, up to its outstanding principal amount, and then make a demand for payment of any remainder under the capitalization Demand Note in the amount of such Losses in accordance with Section 5.10 hereof (any failure of BRACC to pay under the Demand Note shall give rise to a Letter of Credit draw as specified in Section 5.10 hereof);

                                     (iv)    Fourth, any Losses remaining after
                           making the allocations, withdrawals and claims under clauses (i), (ii) and (iii) above will be allocated, as stated in such Servicer direction, to reduce the Series 1997-2 Invested Amount.

                           (y) Monthly, for each Distribution Date, allocate to the Series 1997-2 Notes an amount, as stated in such Servicer direction, equal to the Series 1997-2 Repurchase Recoveries and Series 1997-2 Non-Repurchase Recoveries for the Related Month in the following manner:

                                    (i)       First, allocate all such
                           Recoveries to reinstate the Series 1997-2 Invested Amount, to the extent the Series 1997-2 Invested Amount has been reduced pursuant to Section 5.2(d)(x)(iv) above;

                                    (ii)      Second, if the Cash Collateral
                           Account has been funded, deposit into such account all remaining Recoveries after making the allocations in clause (i) above until the amount on deposit in the Cash Collateral Account equals the Required Letter of Credit Amount as stated in such Servicer direction;

                                    (iii)     Third, allocate all remaining
                           Recoveries after making the allocations in clauses
                           (i) and (ii) above up to the amount, as stated in such Servicer direction, necessary to reinstate the Series 1997-2 Available Subordinated Amount to the Series 1997-2 Required Subordinated Amount; and

                                    (iv)      Fourth, the remainder of such
                           Recoveries after making the allocations in (i), (ii) and (iii) above shall constitute Profits that may be lent under the Subordinated Note.

                  (e) Allocation Adjustments. Notwithstanding the foregoing provisions of this Section 5.2:

                           (i) in the event that the Servicer is not Budget or an Affiliate of Budget or if a Servicer Default has occurred and is continuing, the Servicer shall not be entitled to withhold any amounts pursuant to Section 5.2(c) of the Base Indenture and the Trustee shall deposit amounts payable to Budget in the Collection Account pursuant to the provisions of
                  Section 5.2 of the Base Indenture on each Deposit Date;

                           (ii) any amounts withheld by the Servicer and not deposited in the Series 1997-2 Collection Account pursuant to
                  Section 5.2(c) of the Base Indenture shall be deemed to be deposited in the Series 1997-2 Collection Account on the date such amounts are withheld for purposes of determining the amounts to be allocated pursuant to this Section 5.2;

                           (iii) TFFC may, from time to time in its sole discretion, increase the Series 1997-2 Available Subordinated Amount by (i) transferring funds to the Series 1997-2 Collection Account and (ii) delivering to the Servicer and the Trustee an Officers'

                  Certificate setting forth the amount of such transferred funds and stating that such transferred funds shall be allocated to the Series 1997-2 Available Subordinated Amount; provided, however, (a) TFFC shall have no obligation to so increase the Series 1997-2 Available Subordinated Amount and (b) TFFC may not increase the Series 1997-2 Available Subordinated Amount at any time if the amount of such increase, together with the sum of the amounts of all prior increases, if any, of the Series 1997-2 Available Subordinated Amount, would exceed the Series 1997-2 Available Subordinated Amount Maximum Increase; and

                           (iv) in the event that the Series 1997-2 Credit Support Amount is reduced to less than the Series 1997-2 Minimum Credit Support Amount, an Amortization Event and a Series 1997-2 Limited Liquidation Event of Default shall be deemed to have occurred with respect to the Series 1997-2 Notes only if, after any applicable grace period, either the Trustee, by written notice to the Issuer, or the Required Noteholders, by written notice to the Issuer and the Trustee, declare that an Amortization Event has occurred; provided, however, (i) the Issuer may prevent an Amortization Event from occurring if, within one (1) Business Day after the occurrence of such Series 1997-2 Credit Support Deficiency, the Issuer contributes a portion of the Team Interest in an amount sufficient, in the aggregate, to eliminate such Series 1997-2 Credit Support Deficiency; provided, however, the amount of such contribution (together with the sum of the amounts of all prior contributions) shall not exceed the Series 1997-2 Available Subordinated Amount Maximum Increase, excluding from such calculation any increase in the Series 1997-2 Available Subordinated Amount (1) through Recoveries or from funds constituting repayments of principal under the Demand Note or any intercompany demand note made by BRACC or Budget in favor of Budget Funding, or (2) relating to an increase in the Series 1997-2 Minimum Credit Support Amount that results from
                  (a) an increase in the ratio of Series 1997-2 Non-Repurchase Vehicles or Series 1997-2 Trucks to all Vehicles, (b) a reduction in the aggregate amount of cash and Permitted Investments allocable to Series 1997-2 Vehicles in the Collection Account, or (c) a decline in the resale performance of Non-Repurchase Vehicles within the twelve calendar months preceding the applicable determination date, and (ii) the Issuer may prevent a Series 1997-2 Limited Liquidation Event of Default from occurring if within the thirty (30) day period after the occurrence of such Series 1997-2 Credit Support Deficiency (x) the Issuer contributes a portion of the Team Interest sufficient to eliminate such Series 1997-2 Credit Support Deficiency and (y) obtains written notice from the Rating Agencies to the Issuer, Budget and the Trustee that after such cure of such Series 1997-2 Credit Support Deficiency is provided for, the Series 1997-2 Notes or the Commercial Paper Notes will receive the same rating from the Rating Agencies as they received prior to the occurrence of such Series 1997-2 Credit Support Deficiency.

                  Section 5.3 Monthly Payments from the Series 1997-2 Accrued Interest Account.

                  On each Determination Date, as provided below, the Servicer shall instruct the Trustee or the Paying Agent to withdraw, and on the following Distribution Date the Trustee or the Paying Agent, acting in accordance with such instructions, shall withdraw the amounts required to be withdrawn from the Series 1997-2 Collection Account pursuant to Sections 5.3(a), (b) and (c) below in respect of all funds available from Series 1997-2 Collections processed since the preceding Distribution Date and allocated to the holders of the Series 1997-2 Notes.

         (a) Successor Servicer Fees. On each Distribution Date on which Budget is not the Servicer, and before any deposits required to be made on such date to the Series 1997-2 Distribution Account have been made, the Servicer shall instruct the Trustee and the Paying Agent in writing as to the amount to be withdrawn from the Series 1997-2 Collection Account to the extent funds are available and processed since the preceding Distribution Date in respect of an amount equal to (i) the Series 1997-2 Investor Monthly Servicing Fee (and any Series 1997-2 Monthly Supplemental Servicing Fee) accrued since the preceding Distribution Date, plus (ii) all accrued and unpaid Series 1997-2 Investor Monthly Servicing Fees (and any Series 1997-2 Monthly Supplemental Servicing
Fees) in respect of previous periods, minus (iii) the amount of any Series 1997-2 Investor Monthly Servicing Fees (and Series 1997-2 Monthly Supplemental Servicing Fees) withheld by the Servicer since the preceding Distribution Date pursuant to Section 5.2(c) of the Base Indenture.

         (b) Note Interest with respect to the Series 1997-2 Notes. On each Determination Date, the Servicer shall, after making all distributions required to be made pursuant to Section 5.3(a), instruct the Trustee and the Paying Agent in writing as to the amount to be withdrawn from the Series 1997-2 Accrued Interest Account to the extent funds will be available and processed from but not including the preceding Distribution Date through the succeeding Distribution Date in respect of Series 1997-2 Note Interest. On the Distribution Date related to such Determination Date, the Trustee shall withdraw from the Series 1997-2 Accrued Interest Account the amount on deposit therein available for the payment of Series 1997-2 Note Interest and deposit such amount in the Series 1997-2 Distribution Account.

         (c) Servicing Fee. On each Distribution Date on which Budget is the Servicer, the Servicer shall, after making all distributions required to be made pursuant to Sections 5.3(a) and (b) of this Supplement, instruct the Trustee and the Paying Agent in writing as to the amount to be withdrawn from the Series 1997-2 Collection Account to the extent funds are available and processed since the preceding Distribution Date in respect of an amount equal to
(i) the Series 1997-2 Investor Monthly Servicing Fee (and any Series 1997-2 Monthly Supplemental Servicing Fee) accrued since the preceding Distribution Date, plus (ii) all accrued and unpaid Series 1997-2 Investor Monthly Servicing Fees (and any Series 1997-2 Monthly Supplemental Servicing Fees)in respect of previous periods, minus (iii) the amount of any Series 1997-2 Investor Monthly Servicing Fees (and Series 1997-2 Monthly Supplemental Servicing Fees) withheld by the Servicer since the preceding Distribution Date pursuant to Section 5.2(c) of the Base Indenture. On the following Distribution Date, the Trustee shall withdraw such amount from the Series 1997-2 Collection Account and remit such amount to the Servicer.

         Section  5.4 Payment of Note Interest.

         On each Distribution Date, the Paying Agent shall, in accordance with
Section 6.1 of the Base Indenture, pay to the Series 1997-2 Noteholders from the Series 1997-2 Distribution Account the amount deposited in the Series 1997-2 Distribution Account for the payment of interest pursuant to Section 5.3(b) of this Supplement and, to the extent that such amount is insufficient to pay all Series 1997-2 Rated Note Interest payable on such Distribution Date and the Series 1997-2 Note Interest payable on the final Distribution Date (the amount of such insufficiency, a "Note Interest Shortfall"), the Servicer shall instruct the Trustee in writing (a) to withdraw from the Series 1997-2 Collection Account the lesser of (i) the amount on deposit in the Series 1997-2 Collection Account (up to the Series 1997-2 Available Subordinated Amount on such date) and (ii) the amount of such Note Interest Shortfall and (b) to the extent of any remaining Note Interest Shortfall, to apply to pay such Note Interest Shortfall amounts on deposit in the Series 1997-2 Distribution Account representing the proceeds of an LOC Credit Disbursement up to the lesser of (i) the remaining Note Interest Shortfall and (ii) the proceeds of such LOC Credit Disbursement.

         Section 5.5       Payment of Note Principal.

         (a) Commencing on the second Determination Date after the commencement of a Series 1997-2 Controlled Liquidity Amortization Period, or the second Determination Date after the commencement of the Series 1997-2 Controlled Amortization Period, or the first Determination Date after the commencement of the Series 1997-2 Rapid Amortization Period, the Servicer shall, in each case, instruct the Trustee and the Paying Agent in writing as to the amount of Series 1997-2 Collections to be allocated to the payment of the Series 1997-2 Invested Amount of the Series 1997-2 Notes during the Related Month pursuant to Section 5.2(a)(x)(iii), Section 5.2(a)(y)(iii), 5.2(b)(x)(ii), 5.2(b)(x)(iii),
5.2(b)(y)(iii) or 5.2(c)(x)(ii) of this Supplement, as applicable (such amount, the "Monthly Principal Allocation"). Commencing on the second Distribution Date after the commencement of the Series 1997-2 Controlled Amortization Period or the first Distribution Date after the commencement of the Series 1997-2 Rapid Amortization Period, to the extent that the Monthly Principal Allocation for the related Month is insufficient to pay all principal due in respect of the Series 1997-2 Notes on such Distribution Date (the amount of such insufficiency, a "Principal Shortfall"), the Servicer shall instruct the Trustee in writing (a) to withdraw from the Series 1997-2 Collection Account the lesser of (i) the amount on deposit in the Series 1997-2 Collection Account (up to the Series 1997-2 Available Subordinated Amount on such date after giving effect to any reduction thereof pursuant to Section 5.4) and (ii) the amount of such Principal Shortfall, (b) to the extent of any remaining Principal Shortfall, to apply to the payment thereof Principal Collections with respect to any other Series of Notes which pursuant to Section 5.2(d) of the Base Indenture are available on such Distribution Date to pay principal of the Series 1997-2 Notes (up to the amount of such Principal Shortfall remaining) and (c) to the extent of any remaining Principal Shortfall, to apply amounts on deposit in the Series 1997-2 Distribution Account representing the proceeds of a Credit Draw up to the lesser of (i) the remaining Principal Shortfall and (ii) the proceeds of such Credit Draw remaining after any application thereof pursuant to Section 5.4; provided, however, that with respect to the final Distribution Date, the Trustee shall, in accordance with the written instructions of the Servicer, withdraw from the Series 1997-2 Collection Account an amount which (in the aggregate) is no greater than the Series 1997-2 Invested Amount as of the end of the day on the preceding Record Date. The entire principal amount of all Outstanding Series 1997-2 Notes shall be due and payable on the Series 1997-2 Termination Date.

         (b) On each Distribution Date occurring on or after the date a withdrawal is made pursuant to Section 5.5(a) of this Supplement, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, pay to the Series 1997-2 Noteholders the amount deposited in the Series 1997-2 Distribution Account for the payment of principal pursuant to
Section 5.5(a) of this Supplement.

         Section 5.6       Servicer's or Budget's Failure to Make a Deposit or
Payment.

         If the Servicer or Budget fails to make, or give notice or instructions to make, any payment from or deposit to the Collection Account, the Series 1997-2 Collection Account or the Series 1997-2 Accrued Interest Account required to be made or given by the Servicer or Budget, respectively, at the time specified in the Indenture (including applicable grace periods), the Servicer shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee, in the event it elects to do so, to make such a payment. Such funds shall be applied by the Trustee in the manner in which such payment or deposit should have been made by the Servicer.

         Section 5.7       Series 1997-2 Distribution Account.

         (a) Establishment of the Series 1997-2 Distribution Account. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 1997-2 Noteholders, or cause to be established and maintained, an account (the "Series 1997-2 Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1997-2 Noteholders. The Series 1997-2 Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 1997-2 Distribution Account. If the Series 1997-2 Distribution Account is not maintained in accordance with the previous sentence, the Servicer shall establish a new Series 1997-2 Distribution Account, within ten (10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and transfer all cash and investments from the non-qualifying Series 1997-2 Distribution Account into the new Series 1997-2 Distribution Account. Initially, the Series 1997-2 Distribution Account will be established with the Trustee.

         (b) Administration of the Series 1997-2 Distribution Account. The Servicer shall instruct the institution maintaining the Series 1997-2 Distribution Account in writing to invest funds on deposit in the Series 1997-2 Distribution Account at all times in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were received, unless any Permitted Investment held in the Series 1997-2 Distribution Account is held with the Paying Agent, then such investment may mature on such Distribution Date and such funds shall be available for withdrawal on or prior to such Distribution Date. The Trustee shall hold, for the benefit of the Series 1997-2 Noteholders and the Servicer, possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (i) of the definition thereof from the time of purchase thereof until the time of maturity.

         (c) Earnings from Series 1997-2 Distribution Account. Subject to the restrictions set forth above, the Servicer shall have the authority to instruct the Trustee in writing with respect to the investment of funds on deposit in the Series 1997-2 Distribution Account. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Series 1997-2 Distribution Account shall be deemed to be on deposit and available for distribution.

         (d) Series 1997-2 Distribution Account Constitutes Additional Collateral for Series 1997-2 Notes. In order to secure and provide for the repayment and payment of the TFFC Obligations with respect to the Series 1997-2 Notes (but not the Notes of any other Series), TFFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 1997-2 Noteholders, all of TFFC's right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired): (i) the Series 1997-2 Distribution Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 1997-2 Distribution Account or the funds on deposit therein from time to time; (iv) all Permitted Investments made at any time and from time to time with moneys in the Series 1997-2 Distribution Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (v) are referred to, collectively, as the "Series 1997-2 Distribution Account Collateral"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 1997-2 Distribution Account and in all proceeds thereof. The Series 1997-2 Distribution Account Collateral shall be under the sole dominion and control of the Trustee for the benefit of the Series 1997-2 Noteholders.

         Section 5.8 Allocation of Certain Amounts to Interest. Notwithstanding anything to the contrary set forth in the Indenture, for the period ending on the earlier of (x) the date that is five months after the occurrence of an Event of Bankruptcy with respect to Budget and (y) the date on which the underlying case, application or petition with respect to such Event of Bankruptcy is withdrawn or dismissed or any stay thereunder in respect of the Trustee is lifted, the Liquidity Amount shall be allocated and distributed solely in respect of interest on the Series 1997-2 Notes as the same shall become due and payable pursuant hereto to the extent Series 1997-2 Collections allocated and distributed pursuant to this Article 5 are otherwise insufficient to pay such amounts. Upon the expiration of the period described in clauses (x) and (y) of this Section 5.8(b), Disposition Proceeds, Guaranteed Payments and Repurchase Prices shall be allocated and distributed in accordance with this
Article 5 (exclusive of this Section 5(b)).

         Section 5.9       Draw on Letter of Credit.

         (a) On or before the second Business Day prior to each Distribution Date, the Servicer shall notify the Trustee of the amount of the Series 1997-2 Lease Payment Deficit, such notification to be in the form of Exhibit C to this Series 1997-2 Supplement. The Servicer shall also notify BRACC in writing of any Series 1997-2 Lease Payment Deficit and any Credit Draw on the Letter of Credit in respect thereof at the following address: Budget Rent a Car Corporation, 4225 Naperville Road, Lisle, Illinois 60532; Attention: General Counsel; telephone (630) 955-1900; telecopier: (630) 955-7799; provided, that the Servicer's failure to deliver such notice to BRACC shall not be deemed to affect the rights or obligations of any party, including without limitation the Letter of Credit Provider, the Trustee, and the Guarantor, in respect of such Lease Payment Deficiency or the Letter of Credit.

         (b) So long as the Letter of Credit shall not have been terminated, on any Business Day that a Series 1997-2 Lease Payment Deficit exists, the Trustee shall, by 12:00 noon (New

York City time) on the relevant Distribution Date, draw on the Letter of Credit by presenting a draft in the amount equal to the lesser of the Series 1997-2 Lease Payment Deficit and the Letter of Credit Amount on such Business Day accompanied by a Certificate of Credit Demand in the form of Annex A to the Letter of Credit. The Trustee shall deliver the proceeds of such draw no later than 4:00 p.m. (New York City time) for deposit in the Series 1997-2 Distribution Account.

         (c) So long as the Letter of Credit shall not have been terminated, on any Business Day that the Trustee has received written notice from the Collateral Agent pursuant to Section 5.05(b) of the Collateral Agreement notifying the Trustee of the existence and amount of a Liquidity Deficiency and directing the Trustee to make a draw under the Letter of Credit, the Trustee shall, by 12:00 noon (New York City time) on the date of such notice (or, in the case of any notice given to the Trustee after 11:30 a.m. (New York City time), by 12:00 noon (New York City time) on the next following Business
Day), draw on the Letter of Credit by presenting a draft in an amount equal to the lesser of (i) such Liquidity Deficiency and (ii) the full amount available to be drawn under the Letter of Credit on such date accompanied by a Certificate of Liquidity Demand in the form of Annex B to the Letter of Credit. The Trustee shall deliver the proceeds of such draw for deposit in the Series 1997-2 Distribution Account.

         Section 5.10       Draw on the Subordinated Note and the Demand Note.

         (a) On each Determination Date, the Servicer shall determine the aggregate amount, if any, of Series 1997-2 Disposition Losses that have occurred during the Related Month. In the event that all Losses occurring during such Related Month exceed the amount of all Recoveries received during such Related Month, the Servicer shall, at or before 12:30 p.m. (New York City time) on such Determination Date, notify the Collateral Agent, and the Trustee of the aggregate amount of such net Losses and the amount attributable to Series 1997-2 Disposition Losses (the "Net Disposition Losses"), and the Trustee shall, prior to 5:00 p.m. (New York City time) on such date, as specified in such notice from the Servicer, (i) first, to the extent of the outstanding balance under the Subordinated Note, transmit to BRACC a demand for repayment of such Subordinated
Note in the amount of the lesser of such outstanding balance and such Net Deposition Losses for the Related Month and (ii) second, transmit to BRACC a demand for payment (each, a "Demand Notice") under the Demand Note in the amount of the lesser of (x) the outstanding amount of such Demand Note and (y) the Net Disposition Losses for the Related Month less the amount demanded under the Subordinated Note, in each case such payment to be made on or prior to the next succeeding Distribution Date by deposit of funds into the Series 1997-2 Collection Account in the specified amount.

         (b) In the event that on or prior to 10:00 a.m. (New York City time) on the Distribution Date next succeeding any Determination Date on which a Demand Notice has been transmitted to BRACC pursuant to Section 5.10(a) above, BRACC shall have failed to deposit into the Series 1997-2 Collection Account the amount specified in such Demand Notice, so long as the Letter of Credit shall not have been terminated, the Trustee shall, by 2:00 p.m. (New York City time) on the same Business Day, draw on the Letter of Credit by presenting a draft in an amount equal to that portion of the amount demanded under the Demand Note as specified in (a) above that has not been deposited into the Series 1997-2 Collection Account as of 10:00 a.m. (New York City time), accompanied by a Certificate of Credit Demand in the form of Annex A to the Letter of Credit. The proceeds of such draw shall be delivered to the Trustee by 4:00 p.m.

(New York City time) and be deposited by the Trustee in the Series 1997-2 Distribution Account for application pursuant to Section 5.2.

         Section 5.11       Letter of Credit Termination Demand.

         (a) If prior to the date which is 30 days prior to the then scheduled Letter of Credit Expiration Date,

                  (i) there shall not have been appointed a successor institution to act as Letter of Credit Provider, or

                  (ii) the payments to be made by the Lessee under the Series 1997-2 Lease shall not have otherwise been credit enhanced with
         (A) the funding of the Cash Collateral Account with cash in the amount of the Required Letter of Credit Amount, (B) other cash collateral accounts, overcollateralization or subordinated securities or (C) with the consent of the Requisite Noteholders and the Required Liquidity Providers, a surety bond or other similar arrangements; provided, however, that

                           (1) Rating Agency Confirmation shall have been
                  obtained with respect to any such successor institution or other form of substitute credit enhancement referred to in the foregoing clauses (ii)(B) and (C); and

                           (2) any such successor institution or other form of
                  substitute credit enhancement referred to in the foregoing clauses (ii)(B) or (C) shall, if the ratings with respect to such substitute credit enhancement, if applicable, are less than A-1 or the equivalent from Standard & Poor's and P-1 or the equivalent from Moody's, be approved by the Requisite Noteholders and the Required Liquidity Providers;

then, no later than 10:00 a.m. on the Business Day prior to the Letter of Credit Expiration Date, the Trustee shall draw on the Letter of Credit in an amount equal to the lesser of (x) the principal balance of all Outstanding Series 1997-2 Notes on such date, and (y) the amount available to be drawn on the Letter of Credit on such date by presenting a draft accompanied by a Certificate of Termination Demand in the Form of Annex C to the Letter of Credit and shall deposit the proceeds of the disbursement resulting therefrom in a special deposit account ("the Cash Collateral Account.").

         (b) The Servicer shall notify the Trustee pursuant to the Series 1997-2 Lease within one Business Day of becoming aware that the short-term debt credit rating of the Letter of Credit Provider has fallen below "A-1" as determined by Standard & Poor's. At such time the Servicer shall also notify the Trustee of (i) the principal balance of all Outstanding Series 1997-2 Notes on such date, and (ii) the Letter of Credit Amount on such date. Upon receipt of such notice by the Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Trustee shall, by 2:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 2:00 p.m. (New York City time) on the next following Business Day), draw on the Letter of Credit in an amount equal to the lesser of the principal balance of all Outstanding Series 1997-2 Notes on such Business Day and the amount available to be drawn on the Letter of Credit on such Business Day by presenting a draft accompanied by a Certificate of Termination Demand in the form of Annex C to the Letter of Credit and shall deliver the proceeds of the disbursement resulting therefrom to the Trustee for deposit in the Cash Collateral Account.

         Section 5.12 Conversion. If on any Business Day there exists a Series 1997-2 Lease Payment Deficit, including after an LOC Termination Disbursement has been made as provided in Section 5.11 above, and if on such day
(i) the amount of such Series 1997-2 Lease Payment Deficit exceeds the Letter of Credit Amount on such day, and (ii) LOC Liquidity Disbursements are Outstanding, then (A) such amount of LOC Liquidity Disbursements shall be reduced, and (B) the amount of LOC Credit Disbursements Outstanding shall be increased, in each case, by an amount equal to the lesser of (a) the amount by which the Series 1997-2 Lease Payment Deficit exceeds the Letter of Credit Amount (which Letter of Credit Amount shall, in any event, be drawn, in accordance with the second paragraph of Section 5.9 as a Credit Draw) and (b) the aggregate amount of LOC Liquidity Disbursements (such reduction and increase shall be referred to as a "Conversion"). On the Business Day any such Conversion is required, the Trustee (upon receiving written notice of such Series 1997-2 Lease Payment Deficit) shall direct the Trustee to deliver to the Letter of Credit Provider a Notice of Conversion in the form of Exhibit C to the Letter of Credit Reimbursement Agreement by 1:00 p.m. (New York City time) on such Business Day.

         Section 5.13      The Cash Collateral Account.

                  (a) Upon receipt of notice of a draw on the Letter of Credit pursuant to Section 5.11, the Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 1997-2 Noteholders, or cause to be established and maintained, the Cash Collateral Account bearing a designation clearly indicating that the funds deposited therein are held for the Series 1997-2 Noteholders. The Cash Collateral Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Cash Collateral Account. If the Cash Collateral Account is not maintained in accordance with the prior sentence, then within 10 Business Days after obtaining knowledge of such fact, Budget has agreed pursuant to the Series 1997-2 Lease that it shall establish a new Cash Collateral Account which complies with such sentence and shall instruct the Trustee to transfer into the new Cash Collateral Account all cash and investments from the non-qualifying Cash Collateral Account. When established, the Cash Collateral Account is intended to function in all respects as the replacement for, and the equivalent of, the Letter of Credit. Accordingly, following its creation, each reference to a draw on the Letter of Credit shall refer to withdrawals from the Cash Collateral Account and references to similar terms shall mean and be a reference to actions taken with respect to the Cash Collateral Account that correspond to actions that otherwise would have been taken with respect to the Letter of Credit. Without limiting the generality of the foregoing, upon funding of the Cash Collateral Account, the Trustee shall, at all times when the Co-Trustee is otherwise required to make a draw under the Letter of Credit pursuant to Section 5.9 of this Supplement, make a draw from the Cash Collateral Account in the amount and at such time as a draw would be made under the Letter of Credit pursuant to Section 5.9 of this Supplement. The Trustee shall provide written notice to Budget of any draw from the Cash Collateral Account pursuant to Section 5.9 of this Supplement.

         (b) In order to secure and provide for the repayment and payment of the TFFC Obligations with respect to the Series 1997-2 Notes (but not the other Notes), TFFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 1997-2 Noteholders, all of TFFC's right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired): (i) the Cash Collateral Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Cash Collateral Account or the funds on deposit therein from time to time;
(iv) all Permitted Investments made at any time and from time to time with the monies in the Cash Collateral Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Cash Collateral Account and in all proceeds thereof. The Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 1997-2 Noteholders, and the Letter of Credit Provider, as their interests appear herein, which interest in the case of the Letter of Credit Provider shall be subject to the interests of the holders of Series 1997-2 Notes as provided herein.

         (c) Funds on deposit in the Cash Collateral Account shall at the written direction of the Servicer be invested by the Trustee in Permitted Investments. Funds on deposit in the Cash Collateral Account on any Distribution Date, after giving effect to any deposits to or withdrawals from the Cash Collateral Account on such Distribution Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the following Distribution Date. The proceeds of any such investment, to the extent not distributed on such Distribution Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the Distribution Date immediately following the date of such investment. The Trustee shall maintain for the benefit of the Series 1997-2 Noteholders, and the Letter of Credit Provider, as their interests appear herein, which interest in the case of the Letter of Credit Provider shall be subject to the interests of the holders of the Series 1997-2 Notes as provided herein, possession of the negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of sale or maturity. On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Cash Collateral Account shall be paid to the Letter of Credit Provider to the extent of any unreimbursed draws on the Letter of Credit. Subject to the restrictions set forth above, Budget, or a Person designated in writing by Budget with written notification thereof to the Trustee, shall have the authority to instruct the Trustee in writing with respect to the investment of funds on deposit in the Cash Collateral Account. For purposes of determining the availability of funds or the balances in the Cash Collateral Account for any reason under the Indenture, all investment earnings on such funds shall be deemed not to be available or on deposit.

         (d) Cash Collateral Account Surplus. In the event that there is a Cash Collateral Account Surplus on any Distribution Date, after giving effect to all withdrawals from the Cash Collateral Account, the Trustee, acting in accordance with the instructions of the Servicer, shall withdraw from the Cash Collateral Account an amount equal to the Cash Collateral Amount Surplus and shall pay such amount to the Letter of Credit Provider to the extent of unreimbursed draws under the Letter of Credit or otherwise pay such amount to TFFC.

         (e) Disposition of Funds on Termination. Upon the payment in full of all obligations under or in respect of the Commercial Paper Notes and the Liquidity Agreement (in respect of interest, principal and commitment fees), all Deposited Funds on deposit in the Cash Collateral Account shall be paid to TFFC.

         Section 5.14 Notices of Increase or Decrease of Amount of Letter of Credit. Within one Business Day after any increase or decrease in the face amount of the Letter of Credit, the Trustee shall notify each of the Rating Agencies in writing of (a) the amount and effective date of such increase or decrease and (b) the face amount of the Letter of Credit after giving effect to such increase or decrease.

                                  ARTICLE VI.

                      RIGHT TO WAIVE PURCHASE RESTRICTIONS

         Section 6.1       Request for Waiver.

         (a) Notwithstanding any provision to the contrary in the Indenture or the Related Documents, upon the Trustee's receipt of written notice from the Issuer requesting an adjustment of the Maximum Manufacturer Percentage with respect to any Eligible Manufacturer, the Maximum Non-Repurchase Percentage with respect to Non-Repurchase Vehicles (such notice, a "Change of Percentage Notice"), each Series 1997-2 Noteholder may, at its option upon any failure to obtain Rating Agency confirmation in connection with such adjustment, waive the Maximum Manufacturer Percentage or the Maximum Non-Repurchase Percentage, as the case may be, if (i) no Amortization Event exists and (ii) the Requisite Series 1997-2 Noteholders consent to the waiver of such Vehicle purchase restrictions.

         (b) Upon (x) receipt by the Trustee of a Change of Percentage Notice and (y) any failure, after giving effect to the leasing of any Vehicle under the Series 1997-2 Lease, of the Lessees to satisfy the conditions in
Section 2.5 of the Series 1997-2 Lease, all Series 1997-2 Collections which are not allocable on any day to pay accrued interest on the Series 1997-2 Notes or to pay any Mandatory Decrease (the "Designated Amounts") from the date the Trustee receives a Change of Percentage Notice through the Consent Period Expiration Date or, if the Trustee receives Consent from the Requisite Series 1997-2 Noteholders in accordance with the next following paragraph, through the date on which the payments described in clauses (i) through (iii) of Section 6.2(b) below shall have been paid in full, shall be held by the Trustee in the Series 1997-2 Collection Account for ratable distribution as described below.

         (c) Within ten (10) Business Days after the Trustee receives a Change of Percentage Notice, the Trustee shall furnish notice thereof to the Series 1997-2 Noteholders, which notice shall be accompanied by a form of consent (each a "Consent") in the form of Exhibit B hereto by which the Series 1997-2 Noteholders may, on or before the Consent Period Expiration Date, consent to the waiver of the Vehicle purchase restrictions. If the Trustee receives Consents from the Requisite Series 1997-2 Noteholders agreeing to waiver of such percentages within forty-five (45) days after the Trustee notifies the Series 1997-2 Noteholders of a Change of Percentage Notice (the day on which such forty-five (45) day period expires the "Consent Period Expiration Date"), (i) the conditions in Section 2.5 of the Series 1997-2 Lease relating to the Maximum

Non-Repurchase Percentage or the Maximum Manufacturer Percentage will be deemed not to include the definition of such term set forth in Article 2 of this Series Supplement, (ii) the Trustee will distribute the Designated Amounts as set forth in the written direction of the Servicer and (iii) the Trustee shall use its best efforts to promptly (but in any event within two Business Days) provide the Rating Agencies with notice of the waiver of such Vehicle purchase restrictions. Any Series 1997-2 Noteholder from whom the Trustee has not received a Consent on or before the Consent Period Expiration Date will be deemed not to have consented to such waiver of the Maximum Manufacturer Percentage or the Maximum Non-Repurchase Percentage, as the case may be.

         Section 6.2       Consents.

         (a) If the Trustee receives Consents from the Requisite Series 1997-2 Noteholders on or before the Consent Period Expiration Date and a Waiver Deficiency exists, then, at the option of the Issuer, either (i) the Series 1997-2 Noteholders that consent to waive will (as described in the following two paragraphs) receive early prepayment (in part) of the principal amount of their Notes (such payment to be distributed to each such consenting Series 1997-2 Noteholder pro rata in the ratio that the aggregate principal amount of Series 1997-2 Notes held by such consenting Series 1997-2 Noteholders bears to the aggregate principal amount of all Series 1997-2 Notes held by all consenting Series 1997-2 Noteholders) until the Waiver Deficiency no longer exists (such prepayments and premiums, "Series 1997-2 Waiver Deficiency Adjustment Prepayments") or (ii) the Issuer, at its option, may increase the Series 1997-2 Available Subordinated Amount by an amount sufficient to cure such Waiver Deficiency.

         (b) If the Trustee receives Consents from the Requisite Series 1997-2 Noteholders on or before the Consent Period Expiration Date, then (whether or not a Waiver Deficiency exists) on the immediately following Distribution Date, the Trustee will pay the Designated Amounts, to the extent of funds available, as follows in accordance with the written direction of the
Servicer:

                  (i) to the non-consenting Series 1997-2 Noteholders, if any, pro rata up to the amount required to pay all Series 1997-2 Notes held by such non-consenting Series 1997-2 Noteholders in full;

                  (ii) any remaining Designated Amounts to the consenting Series 1997-2 Noteholders, if any, pro rata up to the amount required to pay all Series 1997-2 Waiver Deficiency Adjustment Prepayments, if any, in full; and

                  (iii) any remaining Designated Amounts to the Series 1997-2 Collection Account.

                  (c) Following such Distribution Date, the Servicer will allocate to the Series 1997-2 Collection Account on a daily basis all Designated Amounts collected on such day until the date on which the payments described in clauses (i) through (iii) below shall have been paid in full. On each following Distribution Date, the Trustee, at the direction of the Servicer, will withdraw a portion of such Designated Amounts from the Series 1997-2 Collection Account and deposit same in the Series 1997-2 Distribution Account for distribution as follows:

                  (i) to the non-consenting Series 1997-2 Noteholders, if any, pro rata, in an amount equal to the sum of (A) the Series 1997-2 Invested Percentage of the Designated Amounts in the Series 1997-2 Collection Account as of the applicable Determination Date, plus (B) the Series 1997-2 Available Subordinated Amount Percentage of the Designated Amounts in the Series 1997-2 Collection Account as of the applicable Determination Date up to the aggregate principal balance of the Series 1997-2 Notes held by the non-consenting Series 1997-2 Noteholders;

                  (ii) any remaining Designated Amounts to the consenting Series 1997-2 Noteholders, if any, pro rata, in an amount equal to the sum of (A) the Series 1997-2 Invested Percentage of the Designated Amounts as of the applicable Determination Date,(B) the Series 1997-2 Available Subordinated Amount Percentage of such Designated Amounts as of the applicable Determination Date up to the amount required to pay all Series 1997-2 Waiver Deficiency Adjustment Prepayments, if any, in full; and

                  (iii) any remaining Designated Amounts to the Series 1997-2 Collection Account.

         In the event that the Series 1997-2 Rapid Amortization Period shall commence after receipt by the Trustee of a Change of Percentage Notice, all such Designated Amounts will thereafter be considered Principal Collections allocated to the Series 1997-2 Noteholders.

                                  ARTICLE VII.

                               AMORTIZATION EVENTS

         In addition to the Amortization Events set forth in Section 9.1 of the Base Indenture, the following shall be Amortization Events with respect to the Series 1997-2 Notes (without notice or other action on the part of the Trustee or any holders of the Series 1997-2 Notes) and shall not be subject to waiver:

         (a) A Series 1997-2 Credit Support Deficiency shall occur and exist for more than one (1) Business Day unless during such one (1) Business Day period the Issuer or the Servicer shall have cured the Series 1997-2 Credit Support Deficiency in accordance with the terms and conditions of this Supplement;

         (b) if all principal and interest of the Series 1997-2 Notes is not paid in full on or before the applicable Expected Final Distribution Date;

         (c) any Related Document is not in full force and effect, or the Issuer, Budget or the Servicer so asserts in writing;

         (d) at any time prior to the funding of the Cash Collateral Account pursuant to Section 5.11 of this Supplement, the Letter of Credit shall not be in full force and effect or is repudiated, a proper draw thereon is not honored or the Letter of Credit Provider experiences an Event of Bankruptcy;

         (e) from and after the funding of the Cash Collateral Account pursuant to Section 5.11 of this Supplement, the Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than Liens permitted under the Related Documents); or

         (f) (i) a CP Borrowing Base Deficiency shall occur and continue for at least ten (10) days or (ii) a Liquidity Agreement Amortization Event shall occur.

         The occurrence of the event described in clause (a) above shall also be a Series 1997-2 Limited Liquidation Event of Default unless (i) during the thirty (30) day period after the occurrence of the Series 1997-2 Credit Support Deficiency the Issuer or the Servicer shall have cured the Series 1997-2 Credit Support Deficiency and (ii) the Rating Agencies shall have notified the Issuer, Budget and the Trustee in writing that after the cure of such Series 1997-2 Credit Support Deficiency is provided for, the Series 1997-2 Notes or the Commercial Paper Notes will each receive the same ratings from the Rating Agencies as they received prior to the occurrence of such Series 1997-2 Credit Support Deficiency.

                                   ARTICLE VIII.

                                     GENERAL

         (a) Repurchase. The Series 1997-2 Notes shall be subject to repurchase by TFFC at its option in accordance with Section 6.3 of the Base Indenture on any Distribution Date. The repurchase price for any Series 1997-2 Note shall equal the aggregate outstanding principal balance of such Series 1997-2 Note (determined after giving effect to any payments of principal and interest, any allocations of Losses or Recoveries and any Increases or Decreases as of such Distribution Date), plus accrued and unpaid interest on such outstanding principal balance.

         (b) Payment of Rating Agency Fees. TFFC agrees and covenants with the Servicer to pay all reasonable fees and expenses of the Rating Agencies and to promptly provide all documents and other information that the Rating Agencies may reasonably request.

         (c) Exhibits. The following exhibits attached hereto supplement the exhibits included in the Indenture.

         Exhibit A: Form of Series 1997-2 Note

         Exhibit B: Form of Consent

         Exhibit C: Form of Notice of Series 1997-2 Lease Payment Deficit

         Exhibit D: List of Approved Manufacturers

         (d) Ratification of Base Indenture. As supplemented by this Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

         (e) Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         (F) GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

         (g) Amendments. This Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture; provided, however, that if, pursuant to the terms of the Base Indenture or this Supplement, the consent of the Required Noteholders is required for an amendment or modification of this Supplement, such requirement shall be satisfied if such amendment or modification is consented to by Noteholders representing more than 50% of the aggregate outstanding principal amount of the Series 1997-2 Notes affected thereby.

         (h) Discharge of Indenture. Notwithstanding anything to the contrary contained in the Base Indenture, no discharge of the Indenture pursuant to Section 11.1(b) of the Base Indenture will be effective as to the Series 1997-2 Notes without the consent of the Required Noteholders.

         (i) Limitation on Release of Liens by Servicer. Notwithstanding anything to the contrary contained in the Base Indenture, the Series 1997-2 Lease or any other Related Document, no lien for the benefit of the Trustee on any Repurchase Vehicle leased under the Series 1997-2 Lease shall be released or deemed to be released by the Servicer if the release of such lien would cause an Amortization Event (or an event which, with the giving of notice, the passage of time, or both, would become an Amortization Event) with respect to the Series 1997-2 Notes.

         IN WITNESS WHEREOF, TFFC, the Servicer, Budget, as Team Interestholder and the Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            TEAM FLEET FINANCING CORPORATION

                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            BUDGET GROUP, INC., as Servicer

                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            BUDGET GROUP, INC., as Team
                                            Interestholder

                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            BANKERS TRUST COMPANY, as Trustee

                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:

                                   Schedule I

                        Maximum Manufacturer Percentages



                                      None


                                       52